EXHIBIT 10.56

LEASE AGREEMENT

By and Between

MANCHESTER REALTY, L.L.C.
(Landlord)

and

Fusion NBS Acquisition Corp
(Tenant)

October ___ , 2012

LEASE AGREEMENT

THIS LEASE AGREEMENT (this Lease) is made and entered into as of the ___ day of October  , 2012, by and between MANCHESTER  REALTY, L.L.C., a New Jersey limited liability company (“Landlord”) and NBS Acquisition Corp. (“Tenant”).

W I T N E S S E T H :

ARTICLE 1. PREMISES

1.1            Subject to all of the terms and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises (the Leased Premises) crosshatched on Exhibit  "I" to this Lease, containing approximately 10,757 square feet of rental area on the 1st and 2nd floors of the office building commonly known as 155 Willowbrook Blvd, Wayne, New Jersey (the Building).  The land described in Exhibit I and all improvements thereon and appurtenances thereto, including, but not limited to, the Building, access roadway, and related areas, shall be collectively hereinafter referred to as the Building Complex.  Tenant shall also have access to and use of the roof to the Building for installation and maintenance of Telecommunications equipment, including antennas and other broadcasting and transmission equipment, and supplemental HVAC; provided, however, that any installations and maintenance of the same shall be done at Tenant’s sole cost and expense and shall not interfere with the mechanical, electrical, roof, plumbing and any other systems of the Building. Any installation of new equipment must comply with all applicable codes and requires Landlord approval, which will not be unreasonably withheld. If requested by Landlord, Tenant shall remove all equipment installed by Tenant on the roof of the Building after the Commence Date at the end of the lease, and restore the affected part of the Building Complex to its condition at the time of installation, reasonable wear allowed.

1.2            Notwithstanding anything to the contrary in this Lease, the recital of the rentable area hereinabove set forth is for descriptive purposes only.  Tenant shall have no right to terminate this Lease or receive any adjustment or rebate of any Base Rent or Additional Rent (as hereinafter defined) payable hereunder if said recital is incorrect.  The Tenant has inspected the Leased Premises and is fully familiar with the scope and size thereof and agrees to pay the full Base Rent and Additional Rent set forth herein in consideration for the use and occupancy of said space, regardless of the actual number of square feet contained therein.

1.3            The Landlord reserves the right, during term of the Lease, to take possession of the Leased Premises, provided that the Landlord substitutes other comparable space within the Building for Tenant’s possession of the equivalent or larger size.  All of the terms and conditions of this Lease, including the amount of monthly rent owed by the Tenant, shall remain unchanged if the Landlord exercises its rights hereunder to move the Tenant to such other comparable available space within the Building.  Landlord shall provide the Tenant with at least 120 days prior notice before exercising its right hereunder to retake the Leased Premises.  The substituted office space shall be fitted, repainted and have installed carpeting all of the same or better quality as the Leased Premises at Landlord’s cost and expense.  The Landlord agrees to supervise and to pay all reasonable costs and expenses associated with moving Tenant and all of Tenant’s equipment and personal property to the substitute space as well as all costs of moving and reinstalling Tenant's telephone system, computer system and internet system to the substitute space, with minimum interruption of service.  During the term of this Lease, provided Tenant is not in default of the Lease at the time space is available to rent, Tenant shall have the right of first refusal to rent any other space in the Building. Tenant must provide written response to Landlord indicating whether or not it desires to take the additional space within 15 days of Landlord offering the space to Tenant and committing to Tenant that it is actively marketing the space.

ARTICLE 2. TERM

2.1            The term of this Lease (the Term) for the Leased Premises shall commence on the latter of October 1, 2012 or the Closing Date of the acquisition by Tenant of all of the membership interests of Network Billing Systems, LLC (“NBS”), a New Jersey limited liability company, and certain of the assets of Interconnect Services Group II, LLC (“ISG”), a New Jersey limited liability company, (the Commencement Date) and end on the last day of the month five (5) years after the Commencement Date (the Expiration Date) unless sooner terminated (the Termination Date) as provided for herein.

2.2            The Commencement Date of this Lease and the obligation of Tenant to pay Base Rent.  Additional Rent and all other charges hereunder shall not be delayed or postponed by reason of any delay by Tenant in performing changes or alterations in the Leased Premises to be performed by Tenant.

2.3            The Tenant shall have the right to renew this Lease for up to an additional two (2) three-year terms on notice given to Landlord during the term of the Lease at any time at least one hundred (120) days prior to the Expiration Date of the expiring Lease Term, provided and on the condition that Tenant is not in default of the Lease at the time of the exercise of the Option.  If this option is exercised by Tenant, the Lease shall be renewed for an additional three year term, except that the Tenant shall not have an option to renew the Lease past September 30, 2023.   If this option is exercised by Tenant, the Lease shall renew for a successive three year term commencing on the first day following the prior Lease Term, on all the same terms and conditions of this Lease (including this paragraph), except that the Base Rent for the first year of the five year renewal period shall be one hundred ten percent (110%) of the Base Rent for the final year of the immediately preceding Lease Term and the Base Rent for each of the following years of the renewal period shall thereafter increase at the rate of three percent (3%).  In no event shall the Tenant have an option to renew this Lease past September 30, 2023 (which date would be the Expiration Date of the second renewal period, assuming the Tenant exercises both renewal options given in this paragraph).

ARTICLE 3. CONDITION OF LEASED PREMISES

3.1            The Landlord represents and warrants that the Leased Premises are complete and have a permanent certificate of occupancy allowing their use for the purposes herein provided.   Landlord shall, at is sole cost and expense, pay all expenses and perform any work (Landlord’s Work) including obtaining all necessary permits and paying reasonable legal fees, for obtaining said Certificates of Occupancy (or removing any violations that will prevent or prohibit the use of the Leased Premises for the purposes herein provided).  Except for Landlord’s Work, Tenant shall take the Leased Premises “as is” as of the date of execution hereof, along with all furniture and equipment located within the Leased Premises acquired by Tenant from NBS or ISG, subject to Landlord’s obligations to have all mechanical, electrical, plumbing, security, and other building systems servicing the Leased Premises in working order on the Commencement Date (which obligation also shall be part of Landlord’s Work).

3.2            Tenant shall give Landlord written notice of any incomplete work, unsatisfactory conditions or defects in the Leased Premises (or the mechanical, electrical, plumbing, security and other building systems serving it) within thirty (30) days after the Commencement Date and Landlord shall, at it’s sole expense, complete said work and/or remedy such unsatisfactory conditions or defects as soon as possible, but in any event, within thirty (30) days after Landlord’s receipt of Tenant’s notice, except to the extent that such work cannot be completed within such thirty (30) day period, in which case the Landlord’s commencement of work within the specified period and diligent efforts to complete the work as soon as possible thereafter, shall be deemed to satisfy this provision.  Provided the Leases Premises is otherwise useable for the purposes herein rented, the existence of any incomplete work, unsatisfactory conditions or defects as aforesaid shall not affect the Commencement Date, or the obligation of Tenant to pay Base Rent, Additional Rent, Electric Charge and all other charges hereunder.

3.3            Tenant represents that Tenant has inspected the Leased Premises and the Building and is thoroughly acquainted with their condition and except for Landlord’s Work, takes the Leased Premises “as is”, and the taking of possession of the Leased Premises by Tenant shall be conclusive evidence that the Leased Premises and the Building were in good and satisfactory condition at the time possession was taken by Tenant.  Neither Landlord nor Landlord’s agents have made any representations or promises with respect to the condition of the Building, the Leased Premises, the land upon which the Building is constructed, or any other matter or thing affecting or related to the building or the Leased Premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease.

3.4            Landlord reserves right to perform certain improvements to the Building during the Term, including the common areas, including, but not limited to replacement of wallpaper, carpeting and window treatments.  Such improvements, if any, shall be in Landlord's sole discretion and expense, shall be done with as minimum interruption and disturbance to the Leased Premises (and the permitted use thereof) as possible, and the improvements and all materials used in such improvements shall be new and of equal or better quality of what is being improved or replaced.

ARTICLE 4. USE, NUISANCE, OR HAZARD

4.1            The Leased Premises shall be used and occupied by Tenant solely for purposes of Telecommunications and general offices, including a kitchenette with sink, and hot and cold water, but no oven, and eating area for its employees and guests (“Permitted Uses”) and for no other purposes without the prior written consent of Landlord. Telecommunications shall be defined as the transmission of video, audio, data, and other information or communications, wirelessly or by wire, including, but not limited to, telephone services, internet services, data storage and retrieval services, and “cloud computing” services.

4.2            Tenant shall not use, occupy, or permit the use or occupancy of the Leased Premises for any purpose which Landlord, in its reasonable discretion, deems to be illegal, immoral, or dangerous; permit any public or private nuisance; do or permit any act or thing which may disturb the quiet enjoyment of any other tenant of the Building Complex; keep any substance or carry on or permit any operation which might introduce offensive odors or conditions into other portions of the Building Complex, use any apparatus which might make undue noise or set up vibrations in or about the Building Complex; permit anything to be done which would increase the premiums paid by Landlord for fire and extended coverage insurance on the Building Complex or its contents or cause a cancellation of any insurance policy covering the Building Complex or any part thereof or any of its contents; or permit anything to be done which is prohibited by or which shall in any way conflict with any law, statute, ordinance, or governmental rule or regulation now or hereinafter in force.  Should Tenant do any of the foregoing without the prior written consent of Landlord, it shall constitute an Act of Default (as hereinafter defined) and shall enable Landlord to resort to any of its remedies hereunder.  Notwithstanding the foregoing, nothing herein shall prohibit Tenant from utilizing the Lease Premises for Permitted Uses, provided that business is done in accordance with all applicable laws, rules and regulations of any governmental authorities having jurisdiction over the same.

ARTICLE 5. RENT

5.1            Tenant, jointly and severally, hereby agrees to pay Landlord a base annual rental (the Base Rent) for the Leased Premises as follows:  Commencing on the Commencement Date and continuing through the remainder of the Term hereof, the Base Rent shall be payable monthly and shall be as follows:

 Commencement Date and for 12 months thereafter $9,972.96 per month ($11.13 per sq. ft.)
 Months 13 through 24, $10,818.13 per month ($12.13 per sq. ft.)
 Months 25 through 36, $11,663.30 per month ($13.13 per sq. ft.)
 Months 37 through 48, $12,508.47 per month ($14.13 per sq. ft.)
 Months 49 through 60, $13,353.63 per month ($15.13 per sq. ft.)

Each monthly installment of the Base Rent shall be payable by check or by money order on or before the first day of each calendar month.  Base Rent or any other payment due under this Lease shall be late under the Lease only if it is paid more than fifteen (15) days after its due date.

5.2            In addition to the Base Rent, Tenant also agrees to pay the Electric Charge as provided in Article 6 and the Additional Rent as provided in Article 8 hereof.

5.3            The Base Rent, Electric Charge and the Additional Rent are sometimes hereinafter collectively called Rent and shall be paid when due in lawful money of the United States without demand, deduction, abatement, or offset at such place as is set forth in Article 38 of this Lease or as Landlord may designate from time to time.  Landlord expressly reserves the right to apply any payment received to Base Rent or any other items of Rent that are not paid by Tenant.

5.4            If the Term commences on a date other than the first day of a calendar month or expires or terminates on a date other than the last day of a calendar month, the Rent for any such partial month shall be prorated to the actual number of days Tenant is in occupancy of the Leased Premises for such partial month.

5.5            In the event any installment of the Base Rent, or Additional Rent, or other amount payable by Tenant hereunder is not paid within fifteen (15) days after its due date, Tenant shall pay to Landlord a late charge (the Late Charge), as Additional Rent, in an amount of three percent (3%) of the amount of such late payment, payable with the Rent due for the next successive month.  Failure to pay any Late Charge shall be deemed a Monetary Default (as hereinafter defined).  Provision for the Late Charge shall be in addition to all other rights and remedies available to Landlord hereunder, at law or in equity, and shall not be construed as liquidated damages or limiting Landlord’s remedies in any manner.  Failure to charge or collect such Late Charge in connection with any one (1) or more such late payments shall not constitute a waiver of Landlord’s right to charge and collect such Late Charges in connection with any other similar or like late payments.

5.6            All Rents and any other amount payable by Tenant to Landlord hereunder, if paid late, shall bear interest from the date due until paid at a rate equal to the prime commercial rate established from time to time as published in the Wall Street Journal, plus four percent (4%) per annum, but not in excess of the maximum legal rate permitted by law.  Failure to charge or collect such interest in connection with any one (1) or more delinquent payments shall not constitute a waiver of Landlord’s right to charge and collect such interest in connection with any other, similar or like delinquent payments.

ARTICLE 6.  ELECTRICAL CHARGES

6.1            Tenant shall pay Landlord for its use of electric energy in the Leased Premises whether for the electric lighting fixtures provided to Tenant by Landlord, or for Tenant’s Telecommunication’s equipment, computers, supplemental HVAC equipment  (if any), electric equipment, including copiers, electric word processors, calculators and other small office machines, or otherwise.

6.2            In the event that during the Term of this Lease there shall be an increase in the rate schedule of the public utility for the supply of electric energy to the Building not directly billed to Tenant by the utility company, Tenant shall pay the resulting increase for electric energy consumed in the Leased Premises, but in such event, only to the extent the actual electrical charges for electricity servicing the Leased Premises exceeds the two dollar ($2.00) per square foot amount charged to Tenant by Landlord for electrical usage as set forth in Paragraph 6.7 below.

6.3            In the event that any tax is hereinafter imposed upon Landlord with respect to electric energy furnished to the Building by any federal, state, county or municipal authority and which taxes are not in lieu or substitution of any other taxes now imposed upon the Landlord or the Building Complex, Tenant shall pay to Landlord, within ten (10) days of demand for same (which demand may not be made more than thirty (30) days before the tax is due), Tenant’s proportionate share of such taxes so assessed against the Building.  Amounts charged under this Paragraph 6.3 shall not be included in Taxes for purposes of Article 7 and 8.

6.4            Landlord shall have no responsibility for failure to supply the electric energy when prevented from doing so by strikes, repairs, alterations or improvements, or by reason of the failure of the public utility to furnish the electric energy, or for any cause beyond the Landlord’s reasonable control, or by order or regulation of any federal, state, county or municipal authority.  Landlord’s obligation to furnish electricity shall not be breached nor shall there be any abatement in rent or any liability on the part of Landlord to Tenant for failure to furnish electricity when said failure is due to the reasons set forth in the preceding sentence.  In no event shall Landlord be obligated to increase the existing electrical capacity of any portion of the Building’s system, nor to provide any additional wiring or capacity to meet the Tenant’s additional requirements however Tenant may, at its own expense, have additional wiring or capacity installed to meet its requirements.

6.5            Landlord shall not be liable in any way to Tenant for any loss, damage or expense which the Tenant may sustain or incur if either the quantity or character of electric service furnished to the Leased Premises is changed or is no longer available or suitable for Tenant’s requirements.  The failure of Landlord to furnish any service hereunder shall not be construed as a constructive eviction of Tenant and shall not excuse Tenant from failing to perform any of its obligations hereunder and shall not give Tenant any claim against Landlord for damages for failure to furnish such service.  Provided, however, that if the electricity service furnished to the Leased Premises is no longer suitable for the Permitted Uses (but not as a result of an increased need by Tenant subsequent to the Commencement Date), Tenant shall have the right to cancel this Lease on thirty (30) days notice to Landlord.

6.6            The Landlord represents that the electricity furnished to the premises shall be sufficient to the Tenant’s Permitted Uses as the Permitted Uses are conducted at the time of the Commencement Date.  The Tenant covenants and agrees that at all times, its use of electric energy shall never exceed the capacity of the existing feeders to the Building or the risers of wiring installation.  Any riser or risers to supply the Tenant’s electrical requirements upon written request of the Tenant shall be installed by Tenant at the sole cost and expense of the Tenant and Landlord shall not unreasonably withhold its consent to such installation.  In addition to the installation of such riser or risers, the Tenant will also at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith. All such riser work must be approved by Landlord, and such approval shall not be unreasonably withheld.

6.7            Tenant shall pay Landlord for electric energy in the Leased Premises (Electric Charge) the sum of Twenty Thousand Two Hundred Eighty Four and 00/100 ($20,284.00) dollars per annum (i.e., $2.00 per square foot of rentable area of the Leased Premises) in equal monthly installments of One Thousand Six Hundred Ninety and 33/100 dollars ($1,690.33) dollars, or a pro rata portion of same amount for any partial month, each on the first day of each month during the Term of this Lease commencing on the Commencement Date.  Such annual sum shall be subject to increase as provided in Paragraph 6.2 above in accordance with increases in electric charges payable by Landlord. In addition, Landlord may, at any time engage an independent electrical consultant, approved by Landlord, to make a survey of the electric energy demand in the Leased Premises and to determine the average monthly electric consumption in the Leased Premises.  The findings of the said consultant as to the average monthly electric consumption of the Tenant shall be deemed conclusive and binding upon the parties, provided Tenant has received a written copy of the findings and Tenant fails to object to the findings within Thirty Days of its receipt of the findings.  From and after said consultant has submitted its report, Tenant shall pay to Landlord as Additional Rent, on the first day of each month during the balance of the Term hereof (or until another such survey is performed or a separate electric meter is installed for the Leased Premises), in advance, the amount set forth in the survey as the average monthly electric consumption, multiplied by what the billable amount would be for such consumption based on the actual rate charged to the Landlord for electricity for said period.  The Landlord is hereby granted the right from time to time, to inspect the electric lighting fixtures and electric equipment in the Leased Premises.

ARTICLE 7. DEFINITIONS

7.1            Operating Expenses, as said term is used herein, shall mean all expenses, costs, and disbursements, of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation, or maintenance of the Building Complex.  Operating Expenses shall be computed in accordance with generally accepted accounting principles, consistently applied, and shall include, but not be limited to, the items as listed below:

(i)             Wages, salaries, and any and all taxes, insurance and benefits of the Building manager and any clerical, maintenance, or other management employees directly associated with the operation of the Building;

(ii)            All expenses for the Building management office including rent, office supplies, and materials therefore;

(iii)           All supplies, materials, and tools;

(iv)          All costs incurred in connection with the operation, maintenance, and repair of the Building Complex including, but not limited to, the following: elevators; heating, ventilating and air conditioning systems; security; cleaning and janitorial; parking lot and landscape; window washing; and license, permit and inspection fees;

(v)            Costs of water, sewer, electric, and any other utility charges;

(vi)           Costs of casualty, rental interruption, and liability insurance on the Building Complex;

(vii)          The cost of any capital improvements made to the Building Complex by Landlord after the date of this Lease which are or may be required, by any law, ordinance, rule, regulation, or otherwise that was not applicable or in effect at the time that was not applicable or in effect at the time the Building Complex was constructed, including, but not limited to, the Americans with Disabilities Act of 1990 (the Americans with Disabilities Act), amortized in accordance with generally accepted accounting principles;

(viii)         The cost of any labor or energy savings device or other equipment installed by Landlord which improves the operation efficiency of any system within the Building Complex and thereby reduces Operating Expenses in each Lease Year during the useful life of such device or equipment an amount equal to the annual amortization allowance of the cost of such device or equipment as determined in accordance with generally accepted accounting principles, consistently applied,; provide, however, that the amount of such allowance shall not exceed the annual cost or expense reduction attributed by Landlord to such device or equipment; and

(ix)           Accounting, inspection, and consultation fees incurred in connection with the operation of the Building Complex.

(x)            Expressly excluded from Operating Expenses are the following items:

1.              Advertising and leasing commissions;
2.              Repairs and restoration paid for by the proceeds of any insurance policies;
3.              Principal, interest, and other costs directly related to financing the Building Complex;
4.              The cost of special services for specific tenants (including Tenant) for which a special charge is made; and
5.              Any item thereof that is chargeable to another tenant of the Building Complex.

7.2            Taxes shall mean  (i) real property taxes including general and special assessments, whether the increases result from increased rate and/or valuation levied and assessed against the Building Premises, including, but not limited to, the Building, other improvements, and land of which the Building is part; (ii) all ad valorem taxes, personal property taxes, and all other taxes, and assessments; and  (iii)   use and occupancy taxes,  water, sewer and pure water charges not included in Section 7.1 (v) above, excises, levies license fees or taxes, and all other similar charges, assessed, or imposed, by any Federal, State, County, or municipal authority, whether by taxing districts or authorities presently in existence or by others subsequently created, upon, or due and payable upon all or any portion of the Building Complex, the Building, or facilities used in connection therewith;  and (iv) all taxes of whatsoever nature that are imposed in substitution for or in lieu of any of the taxes, assessments, or other charges included in its definition of taxes, and any costs and expenses of contesting the validity of same (to the extent of the tax savings resulted from such contest).  Notwithstanding anything herein to the contrary, the term Taxes shall not include any income, estate and gift taxes based on the Landlord’s ownership or operation of the Building Complex.

7.3            Lease Year shall mean the twelve (12) month period commencing January 1st and ending December 31st.

7.4            Tenant’s Proportionate Share shall mean Tenant’s percentage of the entire Building Complex as determined by dividing the rental area of the Leased Premises by the total Rentable Area of the Building Complex, which is 50,602 square feet.  For the purposes of this Section, Tenant’s Proportionate Share for the Leased Premises is Twenty One and 26/100 percent (21.26%).  If there is a change in the total Building Rentable Area as a result of an addition to the Building, partial destruction, modification or similar cause, which event causes a reduction or increase on a permanent basis, Landlord shall cause adjustments in the computations as shall be necessary to provide for any such changes.

7.5           Last Partial Year shall mean the period commencing on the January 1 immediately preceding said Expiration Date or Termination Date and continuing through, to and including said Expiration Date or Termination Date, if the Expiration Date or Termination Date under this Lease does not fall on December 31.

7.6            Adjusted Base Year Operating Expenses shall mean the Operating Expenses for the Last Partial Year proportionately reduced to reflect the number of calendar months in the Last Partial Year.

7.7            Adjusted Base Year Taxes shall mean the Base Year Taxes for the Last Partial Year proportionately reduced to reflect the number of calendar months in said Last Partial Year (the Adjusted Base Year Taxes).

ARTICLE 8. RENT ADJUSTMENT FOR OPERATING EXPENSES AND TAXES

8.1            In the event that the Operating Expenses during any Lease Year of the Term shall exceed the actual Operating Expenses for the Building Complex for the 2013. calendar year (the Base Year), Tenant shall pay to Landlord, as Additional Rent, the difference between the Operating Expenses for such Lease Year and the Base Year multiplied by Tenant's Proportionate Share.  If the last Lease Year of the Term does not end on December 31, then the Tenant shall pay to Landlord, as Additional Rent, for the Last Partial Year, the difference between the Operating Expenses for the Last Partial Year and the Adjusted Base Year Operating Expenses for the Last Partial Year multiplied by Tenant’s Proportionate Share.    Landlord and Tenant agree that there shall be no Additional Rent under this Paragraph for months in the lease term prior to 2014.

8.2            Landlord shall, in advance of each Lease Year, make a good faith estimate what Tenant’s Proportionate Share of any increase in Operating Expenses will be for such Lease Year over the Base Year, determined in part based on Landlord’s operating budget for such Lease Year.  Tenant shall pay Tenant’s Proportionate Share of such increase in Operating Expenses as so estimated in equal monthly installments over the Lease Year (the Monthly Escalation Payments).  The Monthly Escalation Payments shall be due and payable at the same time and in the same manner as the Base Rent.

8.3            Landlord shall, within one hundred fifty (150) days after the end of each Lease Year other than the Base Year (or sixty (60) days of the end of the Last Partial Year), provide Tenant with a written statement (the “Expense Statement”) of the actual Operating Expenses incurred during such Lease Year (or Last Partial Year) for the Building Complex and such statement shall set forth Tenant’s Proportionate Share of such Operating Expenses.  Tenant shall pay Landlord, as Additional Rent, the difference between Tenant’s Proportionate Share of any increases in Operating Expenses and the amount of Monthly Escalation Payments made by Tenant attributable to said Lease Year, such payment to be made within thirty (30) days of the date of Tenant’s receipt of said statement (except as provided in Section 8.4 below); similarly, Tenant shall receive a credit if Tenant’s Proportionate Share is less than the amount of Monthly Escalation Payments collected by Landlord during said Lease Year, such credit to be applied to future Monthly Escalation Payments to become due hereunder, or, if for a Last Partial year, the Landlord shall pay Tenant the credit when it provided the Expense Statement.  The obligation of Tenant or Landlord to make payment of any underpaid Operating Expense or overpaid Operating Expense shall survive termination or expiration of this Lease.   If utilities, janitorial services or any other components of Operating Expenses increase during any Lease Year, Landlord may revise Monthly Escalation Payments due during such Lease Year by giving Tenant written notice to that effect; and thereafter, Tenant shall pay, in each of the remaining month of such Lease Year, a sum equal to the amount of the revised difference in Operating Expenses times Tenant’s Proportionate Share divided by the number of months remaining in such Lease Year.

8.4            If, within one hundred eighty (180) days following Tenant’s receipt of the Operating Expense statement, neither party sends to the other party notice that it objects to one (1) or more errors in such statement, it shall be deemed conclusively that the information set forth in such statement is correct.  Tenant shall, however, be entitled to conduct or require an audit to be conducted, provided that not more than one (1) such audit may be conducted during any Lease Year of the Term.  In no event shall payment of Rent ever be contingent upon the performance of such audit.  For purposes of any audit, Tenant or Tenant’s duly authorized representative, at Tenant’s sole cost and expense, shall have the right, upon fifteen (15) days’ written notice to Landlord to inspect Landlord’s books and records pertaining to Operating Expenses at the offices of Landlord during Landlord’s ordinary business hours, provided that such audit must be conducted so as not to interfere with Landlord’s business operations and must be reasonable as to scope and time. Alternatively, at Landlord’s sole discretion, Landlord may provide an audit of such books and records at its cost and expense prepared by a certified public accountant of Landlord’s selection, conclusive for the purposes of this Lease.  If an audit reveals that a greater than 10% error was made by Landlord, Tenant’s costs and expenses for the audit shall be paid by Landlord.

8.5            In the event that the Taxes during any Lease Year of the Term shall exceed the Taxes for the Building Complex for the Base Year, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of the difference between the Taxes for a particular Lease Year and the Base Year. Landlord and Tenant agree that there shall be no Additional Rent under this Paragraph for Taxes due for the period from the Commencement Date to the end of the year 2013. Landlord shall, in advance of each Lease Year, estimate what Tenant’s Proportionate Share will be for such Lease Year and Tenant shall pay Tenant’s Proportionate Share as so estimated each month (the Monthly Tax Payments).  The Monthly Tax Payments shall be due and payable at the same time and in the same manner as the Monthly Rent. In the event that Taxes for the Building Complex for any Lease Year shall be less than Taxes for the Building Complex for the immediately preceding Lease Year, Tenant’s Proportionate Share of Taxes for the Lease Year shall be reduced accordingly; provided, however, that if the reduction in Taxes is a result of Landlord’s having filed a tax appeal, Landlord’s actual out-of-pocket expenses incurred in connection with such tax appeal shall first be deducted from any reduction in Taxes and reimbursed to Landlord before Tenant’s Proportionate Share of any reduction in Taxes is calculated.

8.6            Landlord shall, within one hundred fifty (150) days after the end of each Lease Year other than the Base Year, provide Tenant with a written statement (the Tax Statement) of the actual Taxes incurred during such Lease Year for the Building Complex and such statement shall set forth Tenant’s Proportionate Share of such Taxes. Within thirty (30) days of Tenant’s receipt of such Tax Statement, Tenant shall pay Landlord the difference between Tenant’s Proportionate Share of the actual Taxes and the amount of the Monthly Tax Payments made by Tenant attributable to said Lease Year; similarly, Tenant shall receive a credit if Tenant’s Proportionate Share is less than the amount of Monthly Tax Payments collected by Landlord during said Lease Year, such credit to be paid to Tenant by Landlord when it provides the Tax Statement. If Taxes increase or decrease during any Lease Year, Landlord may revise the Monthly Tax Payments due during such Lease Year by giving Tenant written notice to that effect; and, thereafter, Tenant shall pay, in each of the remaining months of such Lease Year, the revised Monthly Tax Payment.

8.7            If, within one hundred eighty (180) days following receipt of the Tax Statement, neither party hereto sends to the other party notice that it objects to one (1) or more errors in such statement, it shall be deemed conclusively that the information set forth in such statement is correct.  Tenant shall, however, be entitled to conduct or require an audit to be conducted, provided that not more than one (1) such audit may be conducted during any Lease Year of the Term.  In no event shall payment of Rent ever be contingent upon the performance of such audit.  For purposes of any audit, Tenant or Tenant’s duly authorized representative, at Tenant’s sole cost and expense, shall have the right, upon fifteen (15) days written notice to Landlord, to inspect Landlord’s books and records pertaining to Taxes at the offices of Landlord during Landlord’s ordinary business hours, provided that such audit must be conducted so as not to interfere with Landlord’s business operations and must be reasonable as to scope and time.  Alternatively, at Landlord’s sole discretion, Landlord may provide an audit of such books and records at Landlord’s cost and expense prepared by a certified public accountant of Landlord’s selection, prepared at Tenant’s expense, which shall be deemed to be conclusive for the purposes of this Lease. If an audit reveals that a greater than 5% percent error was made by Landlord, Tenant’s costs and expenses for the audit shall be paid by Landlord.

8.8            If the last Lease Year of the Term does not end on December 31, then the Tenant shall pay to Landlord, as Additional Rent, for the Last Partial Year, the difference between the Actual Taxes for the Last Partial Year and the Adjusted Base Taxes for the Last Partial Year multiplied by Tenant’s Proportionate Share. Tenant shall pay Tenant’s Proportionate Share of any such increase within thirty (30) days following the receipt of a final statement.  If the Landlord receives a refund or credit of Taxes, the Landlord shall immediately refund to the Tenant the Tenant’s proportionate share of such refund.  Landlord’s obligation to pay Tenant its proportionate share of Taxes that were refunded or credited to Landlord shall survive the expiration or termination of this Lease.

8.9            Tenant’s obligation with respect to Additional Rent and the payment of Tenant’s Proportionate Share of Operating Expenses and Tenant’s Proportionate Share of Taxes shall survive the Expiration Date or Termination Date of this Lease and Landlord shall have the right to retain the Security Deposit, or so much thereof as it deems necessary, to secure payment of Tenant’s Proportionate Share of Operating Expenses and/or Tenant’s Proportionate Share of Taxes for the final Year of the Lease, or part thereof, during which Tenant was obligated to pay such expenses.

ARTICLE 9. SECURITY

9.1            Tenant shall not be required to pay any security deposit.

ARTICLE 10. SERVICES TO BE PROVIDED BY LANDLORD

10.1          Subject to Articles  8 and 12 herein, Landlord shall pay for and furnish to Tenant, while occupying the Leased Premises, the following services:

(a)            Electrical facilities to furnish sufficient power for Tenant’s use of the Leased Premises as set forth herein, including Tenant’s telecommunications equipment, HVAC equipment, word processing and data processing equipment, photocopiers, fax machines, computers, servers, and other related equipment, and other office machines; but not including electricity required for any other item of electrical equipment which requires a voltage other than 120 volts single phase except those that are currently in place.  Notwithstanding the foregoing, Tenant shall pay to Landlord the amounts set forth in Article 6;

(b)            Hot and cold water as provided for general use of all lessees in the Building;

(c)            Janitorial service on a five (5) day week basis at no extra charge pursuant to Exhibit IV.  Carpet cleaning, except as provided in normal business services, shall be performed at Tenant’s request and at Tenant’s expense;

(d)            Air conditioning and heating shall be run as reasonably required for comfortable use and occupancy under ordinary office conditions from 8:00 a.m. to 6:00 p.m., Mondays through Fridays and 8:00 a.m. to 1:00 p.m., Saturdays (Normal Business Hours); but not on any other portion of Saturdays, or on Sundays or any legal holidays any holidays observed by a majority of the Building lessees from time to time or any Building Holidays set forth on Exhibit V.  Notwithstanding the foregoing, Tenant shall have access to the Leased Premises twenty-four (24) hours per day, three hundred sixty five (365) days per year.  However, in the event that Tenant occupies the Leased Premises at any time other than during Normal Business Hours, and if Tenant requests Landlord to provide more than what is normally maintained in the building for afterhours heating or air conditioning during such other time, then, Tenant shall so advise Landlord at least twenty-four (24) hours before it will require such service and shall pay to the Landlord as Additional Rent, within ten (10) days after demand for same, the higher of $100.00 per day or the reasonably estimated out-of-pocket costs paid by Landlord for providing such services to the Leased Premises for such periods.  The aforementioned hourly charge of $100.00 per day shall be subject to an appropriate increase by Landlord in the amount thereof, in the event that, and to the extent that the public utility supplying electricity to the Building shall increase its charges for such electricity from time to time.  Landlord shall supply central heating or air conditioning to the Leased Premises outside of Normal Business Hours, such that the average temperature in the premises outside of Normal Business Hours does not go below 60 degrees or above 80 degrees.

(e)            Replacement of all standard florescent bulbs in all areas, all standard bulbs in all light fixtures leased with the Leased Premises, and all incandescent bulbs in public areas, rest room areas, and stairwells.  Routine maintenance and electric lighting service for all public areas of the Building Complex in a manner and to the extent deemed by Landlord to be standard; and

(f)             Security for the Building Complex as may be deemed necessary by Landlord.  Except as provided herein, Landlord shall not be liable to Tenant for losses due to theft, burglary, or damages done by unauthorized persons on the Building Complex.

10.2          Landlord shall not be liable for any loss or damage arising or alleged to arise in connection with the failure, stoppage, or interruption of any such services other than that caused by Landlord’s gross negligence; nor shall the same be construed as an eviction of Tenant, work an abatement of Rent, entitle Tenant to any reduction in Rent, or relieve Tenant from the operating of any covenant or condition herein contained; it being further agreed that Landlord reserves the right to discontinue temporarily such services or any of them at such times as may be necessary by reason of repair or capital improvements performed within the Building Complex, accident, unavailability of employees, repairs, alterations or improvements, or whenever by reason of strikes, lockouts, riots, acts of God, or any other happening or occurrence beyond the reasonable control of Landlord.  In the event of any such failure, stoppage or interruption of services, Landlord shall use reasonable diligence to have the same restored.  Neither diminution nor shutting off of light or air or both, nor any other effect on the Building Complex by any structure erected or condition now or hereafter existing on lands adjacent to the Building Complex, shall affect this Lease, abate Rent, or otherwise impose any liability on Landlord; provided, however, that if any such diminution, shutting off or other disruptions prohibit or substantially and materially interfere with the operation of Tenant’s Permitted Uses and such diminution, shutting off or disruption is not alleviated within thirty (30) days on notice of same, Tenant shall have the right to terminate this Lease.

10.3          Landlord shall have the right to reduce heating, cooling, or lighting within the Leased Premises and in the public area in the Building as required by any mandatory fuel or energy-saving program enacted by local, state or federal law.

10.4          Unless otherwise provided by Landlord, Tenant shall separately arrange with the applicable local public authorities or utilities, as the case may be, for the furnishing of any payment or all telephone, internet and facsimile services as may be required by Tenant in the use of the Leased Premises.  Tenant shall directly pay for such telephone, internet and facsimile services as may be required by Tenant in the use of the Leased Premises.  Tenant shall directly pay for such telephone, internet and facsimile services, including the establishment and connection thereof, at the rates charged for such services by said authority or utility; and the failure of Tenant to obtain or to continue to receive such services for any reason whatsoever shall not relieve Tenant of any of its obligations under this Lease.

ARTICLE 11. REPAIRS AND MAINTENANCE BY LANDLORD

11.1          Landlord shall provide for the cleaning and maintenance of the public portions of the Building Complex in keeping with the ordinary standard for first-class office buildings in the geographic vicinity of the Building Complex as part of Operating Expenses.  Unless otherwise expressly stipulated herein, Landlord shall not be required to make any improvements or repairs of any kind or character to the Leased Premises during the Term, except such repairs as may be required to the exterior walls, corridors, windows, roof, and other structural elements and equipment of the Building Complex, central electrical, plumbing, heating and air conditioning systems and such additional maintenance as may be necessary because of the damage caused by persons other than Tenant, its agents, employees, licensees, or invitees, or as required by law.

11.2          Landlord or Landlord’s officers, agents, and representatives (subject to any security regulations imposed by any governmental authority) shall have the right to enter all parts of the Leased Premises at all reasonable hours upon reasonable advance notice to Tenant and in the company of Tenant (or its employees), except in cases of emergency when no notice shall be required nor presence of Tenant be needed, to inspect, clean, make repairs, alterations, and additions to the Building Complex or the Leased Premises which it may deem necessary or desirable, to make repairs to adjoining spaces, to cure any defaults of Tenant hereunder that Landlord elects to cure, to show the Leased Premises to prospective tenants, mortgagees or purchasers of the Building, or to provide any service which it is obligated or elects to furnish to Tenant; and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof.  Landlord shall have the right to enter the Leased Premises at any time without giving prior notice to Tenant and by any means in the case of emergency.

ARTICLE 12. REPAIRS AND CARE OF BUILDING COMPLEX BY TENANT

12.1          If the Building, the Building Complex, or any portion thereof, including but not limited to, the elevators, boilers, engines, pipes, and other apparatus, or members of elements of the Building (or any of them) used for the purpose of climate control of the Building or operation of the elevators, or of the water pipes, drainage pipes, electric lighting, or other equipment of the Building or the roof or outside walls of the Building and also the Leased Premises improvements, including but not limited to, the carpet, wall coverings, doors, and woodwork, become damaged or are destroyed through the negligence, carelessness, or misuse of Tenant, its servants, agents, employees, or invitees, then the cost of the necessary repairs, replacements, or alterations shall be borne by Tenant who shall forthwith pay the same on demand to Landlord as Additional Rent.  Landlord shall have the exclusive right, but not the obligation, to make any repairs necessitated by such damage.

12.2          Tenant agrees, at its sole cost and expense, to repair or replace any damage or injury done to the Building Complex, or any part thereof, caused by Tenant, Tenant’s agents, employees or licensees.  Tenant or invitees shall not injure the Building Complex or the Leased Premises. Tenant shall leave the Leased Premises at the end of each business day in a reasonably tidy condition for the purpose of allowing the performance of Landlord’s cleaning services.  Upon the Expiration Date or the Termination Date, Tenant shall surrender and deliver up the Leased Premises to Landlord in the same condition in which they existed at the Commencement Date excepting only ordinary wear and tear and damage arising from any cause not required to be repaired by Tenant.  Upon the Expiration Date or the Termination Date, Landlord shall have the right to reenter and take possession of the Leased Premises.

12.3          Tenant shall not provide any janitorial or cleaning services without Landlord’s written consent, and then only subject to supervision of Landlord, at Tenant’s sole responsibility and expense, and by a janitorial or cleaning contractor or employees at all times satisfactory to Landlord.

ARTICLE 13. TENANT’S EQUIPMENT AND INSTALLATIONS

13.1          If heat-generating machines or equipment, including telecommunications equipment, cause the temperature in the Leased Premises, or any part thereof, to exceed the temperatures the Building’s air conditioning system would be able to maintain in such Leased Premises were it not for such heat-generating equipment, then Tenant shall be responsible for installing and maintaining supplementary air conditioning units. Current units providing supplementary air conditioning for the Leased Premises, including equipment associated with such equipment that is located outside of the Leased Premises but in the Building Complex are allowed to remain as long as they are maintained in good condition by Tenant. Landlord will not withhold its consent to Tenant installing supplementary HVAC units, including outside the Leased Premises, provided installations are done in accordance with law, do not interfere with the equipment of the Landlord or other tenants of the Building Complex, and are located in the Building Complex on the roof or in mechanical and storage rooms or outside on the ground and other than in the premises of other tenants.

13.2          Except for Tenant’s telecommunications equipment, antenna, HVAC equipment,  computers, word processing and data processing equipment, servers, and other similar office equipment, Tenant shall not install within the Leased Premises any fixtures, equipment, facilities, or other improvements without the specific written consent of Landlord.

 13.3         Tenant shall, at its own expense, be allowed to run low voltage wiring, within, and from, the Leased Premised to any other Tenant’s leased premises in the Building Complex .

ARTICLE 14. FORCE MAJEURE

It is understood and agreed that with respect to any service to be furnished or obligations to be performed by Landlord for Tenant that in no event shall Landlord be liable for failure to furnish or perform the same when prevented from doing so by strike, lockout, breakdown, accident, supply, or inability by the exercise of reasonable diligence to obtain supplies, parts, or employees necessary to furnish such service or meet such obligation; or because of war or other emergency; or for any cause beyond Landlord’s reasonable control; or for any cause due to any act or omission of Tenant or its agents, employees, licensees, invitees, or any persons claiming by through, or under Tenant.

ARTICLE 15. MECHANICS’ AND MATERIALMAN’s LIENS

15.1          Tenant shall not suffer or permit any mechanic’s or materialman’s lien to be filed against the Leased Premises or any portion of the Building Complex by reason of work, labor services, or materials supplied or claimed to have been supplied to Tenant.  Nothing herein contained shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, for any contractor, subcontractor, laborer, or materialman to perform any labor or to furnish any materials or to make any specific improvement, alteration, or repair of or to the Leased Premised or any portion of the Building Complex; nor of giving Tenant any right, power, or authority to contract for, or permit the rendering of, any services or the furnishing of any materials that could give rise to the filing of any mechanic’s or materialman’s lien against the Leased Premises or any portion of the Building Complex.

15.2          If any such mechanic’s or materialman’s lien shall at any time be filed against the Leased Premises or any portion of the Building Complex as the result of any act or omission of Tenant, Tenant covenants that it shall, within thirty (30) days after Tenant has notice of the claim for lien, procure the discharge thereof by payment or by giving security or in such other manner as is or may be required or permitted by law or which shall otherwise satisfy Landlord, or, if Tenant is not otherwise in default hereof, Tenant, at Tenant’s option, shall in good faith, at its cost and expense, diligently dispute the validity of the lien in a court of competent jurisdiction using counsel approved by Landlord, which approval will not unreasonably be withheld.  If Tenant fails to take such action, Landlord, in addition to any other right or remedy it may have, may take such action as may be reasonably necessary to protect its interests.  Any amounts paid by Landlord in connection with such action, all other expenses of Landlord incurred in connection therewith, including reasonable attorneys fees, courts costs, and other necessary disbursements shall be repaid by Tenant to Landlord on demand.

ARTICLE 16. ARBITRATION

16.1          In the event that a dispute arises under Section 8.3 above, or if any disputes relating to provisions or obligations in this Lease as to which a specific provision for a reference to arbitration is made herein, the same shall be submitted to arbitration in accordance with the provisions of applicable  laws of the State of New Jersey.  Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations, and procedures from time to time in effect as promulgated by the American Arbitration Association.  Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association’s office in the city wherein the Building is situated (or the nearest other city having an Association office).  The arbitrator shall hear the parties and their evidence.  The decision of the arbitrator may be entered in the appropriate court of law; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the court or a judge thereof may be served outside the state wherein the Building is situated by registered mail or by personal service, provided a reasonable time for appearance is allowed.  The costs and expenses of such arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in this award or decision, subject to the last sentence of this section.  No arbitrable dispute shall be deemed to have arisen under this Lease prior to the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute, together with a description thereof sufficient for an understanding thereof.  The prevailing party in such arbitration shall be reimbursed for its expenses, including reasonable attorney’s fees.

ARTICLE 17. INSURANCE

17.1          Landlord shall maintain, as a part of Operating Expenses, fire and extended coverage insurance on the Building Complex.  Such insurance shall be maintained with an insurance company selected, and in amounts desired, by Landlord or Landlord’s mortgagee, and payment for losses thereunder shall be made solely to Landlord subject to the rights of the holder of any mortgage or deed of trust which may now or hereafter encumber the Building Complex.  Additionally Landlord may maintain such additional property and commercial liability insurance on the Building Complex, including, without limitation, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect.  The cost of all such additional insurance shall also be part of the Operating Expenses.

17.2          Tenant shall maintain, as its sole cost and expense, comprehensive general liability insurance (including coverage for bodily injury and death, property damage, fire, legal liability, and owner’s contractors protective liability with respect to the Leased Premises to the extent that the same is not covered by Landlord’s own insurance) in a form and with an insurance company acceptable to Landlord in a minimum amount of One Million and 00/100 ($1,000,000.00) Dollars combined single limit.  At all times during the Term, such insurance shall be maintained, and Tenant shall cause a current and valid certificate of such policy to be deposited with Landlord.  If Tenant fails to have a current and valid certificate of such policy on deposit with Landlord at all times during the Term, then Landlord shall have the right, but not the obligation, to obtain such an insurance policy, provided that Landlord first gives written notice to Tenant that Landlord will obtain such an insurance policy and Tenant does not, within ten (10) days after such notice provide to Landlord a current and valid certificate of insurance in accordance with this paragraph, and Tenant shall be obligated to pay Landlord the amount of the premiums applicable to such insurance obtained by Landlord in accordance with this paragraph within ten (10) days after Tenant’s receipt of Landlord’s request for payment thereof.  Said policy of insurance shall name Landlord and Tenant as the insured and shall be non-cancelable with respect to Landlord except after thirty (30) days’ written notice from the insurer to Landlord.

17.3          Tenant shall adjust annually the amount of coverage established in Section 17.2  hereof to such amount as in Landlord’s opinion, adequately protects Landlord’s interest, but nothing herein shall require the Tenant to increase the coverage higher than amounts acceptable to other commercial landlords in the area where the Building Complex is located

17.4          Notwithstanding anything herein to the contrary, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action, or cause of action against the other, its agents, employees, licensees, or invitees for any loss or damage to property of such party therein or thereon by reason of fire, the elements, or any other cause which would be insured against under the terms of (i) the fire and extend coverage insurance referred to in Section 17.1 or  (ii) the liability insurance referred to in Section 17.2, to the extent of such insurance, regardless of cause or origin, including omission of the other party hereto, its agents, employees, licenses, or invitees.  Landlord and Tenant covenant that no insurer shall hold any right of subrogation against either of such parties.  This waiver shall be ineffective against any insurer of Landlord or Tenant to the extent that such waiver is prohibited by the laws and insurance regulations of the State of New Jersey.  The parties hereto agree that any and all such insurance policies required to be carried by either shall be endorsed with a subrogation clause, substantially as follows: This insurance shall not be invalidated should the insured waive in writing prior to a loss, any and all right of recovery against any party for loss occurring to the property described therein, and shall provide that such party’s insurer waives any right of recovery against the other party in connection with any such loss or damage.

17.5          In the event Tenant’s occupancy or conduct of business in or on the Leased Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance carried from time to time by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as Additional Rent within ten (10) days after bills for such additional premiums shall be rendered by Landlord.  In determining whether increased premiums are a result of Tenant’s use or occupancy of the Leased Premises, a schedule issued by the organization computing the insurance rate on the Building showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate.  Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Leased Premises.

ARTICLE  18.QUIET ENJOYMENT

Provided Tenant has performed all its obligations under this Lease, including, but not limited to, the payment of Rent and all other sums due hereunder, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the Term, without hindrance by Landlord, subject to the provisions and conditions set forth in this Lease.

ARTICLE 19. ALTERATIONS

19.1          Except as provided herein, Tenant agrees that it shall not make or allow to be made any alterations, physical additions, or improvements in or to be the Leased Premises without first obtaining the written consent of Landlord in each instance, which consent, unless otherwise provided herein, may be conditioned, given or withheld in Landlord’s sole discretion.  At the time of said request, Tenant shall submit to Landlord plans and specifications of the proposed alterations, additions, or improvements; and Landlord shall have a period of not less than sixty (60) days therefrom in which to review and approve or disapprove said plans.  Tenant shall pay to Landlord upon demand the reasonable out-of-pocket cost and expense of Landlord in (a) reviewing said plans and specifications, and (b) inspecting the alterations, additions, or improvements to determine whether the same are being performed in accordance with the approved plans and specifications and all laws and requirements of public authorities, including, without limitation, the reasonable fees of any architect or engineer employed by Landlord for such purpose.  In any instance where Landlord grants such consent, and permits Tenant to use its own contractors, laborers, materialmen, and others furnishing labor or materials for Tenant’s construction (collectively, Tenant’s Contractors), Landlord’s consent shall be deemed conditioned upon each of Tenant’s Contractors (a) working in harmony and not interfering with any laborer utilized by Landlord, Landlord’s contractors, laborers, or materialmen; (b) furnishing Landlord with evidence of acceptable liability insurance, workers compensation coverage , and if at any time such entry by one or more persons furnishing labor or materials for Tenants work shall cause such disharmony or interference, the consent granted by Landlord to Tenant may be withdrawn immediately upon written notice from Landlord to Tenant.  Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and performance of alterations, additions, or improvements and for final approval thereof upon completion, and shall cause any alterations, additions, or improvements to be performed in compliance therewith and with all applicable law and requirements of public authorities and with all applicable requirements of insurance bodies.  All alterations, additions, or improvements shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to be better than (a) the original installations of the Building, or (b) the then standards for the Building established by Landlord.  Upon the completion of work and upon request by Landlord, Tenant shall provide Landlord copies of all waivers or releases of lien from each of Tenants Contractors.  No alterations, modifications, or additions to the Building Complex or the Leased Premises shall be removed by Tenant either during the Term or upon the Expiration Date or the Termination Date without the express written approval of Landlord.  Tenant shall not be entitled to any reimbursement or compensation resulting from its payment of the cost of constructing all or any portion of said improvements or modifications thereto unless otherwise expressly agreed by Landlord in writing.  Tenant shall not be required to remove any alterations made by it in accordance with the terms of this Lease unless as a condition to getting Landlord’s consent for such alterations Tenant agreed in writing to remove the alterations at Tenant’s cost and expense at or prior to the Expiration Date of the Lease. Tenant agrees specifically that no food, soft drink, or other vending machine shall be installed within the Leased Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

19.2          Landlord’s approval of Tenant’s plans for work shall create no responsibility or liability on the part of the Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations of governmental agencies or authorities, including, but not limited to, the Americans with Disabilities Act.

19.3         At least five (5) days prior to the commencement of any work permitted to be done by persons requested by Tenant on the Leased Premises, Tenant shall notify Landlord of the proposed work and the names and addresses of Tenant’s Contractors.  During any such work on the Leased Premises, Landlord, or its representatives, shall have the right to go upon and inspect the Leased Premises at all reasonable times, and shall have the right to post and keep posted thereon building permits or to take any further action which Landlord may deem to be proper for the protection of Landlord’s interest in the Leased Premises.

19.4          Landlord agrees that, with Landlord approval, which will not unreasonably be withheld, Tenant may make alterations to the interior of the Leased Premises that are cosmetic or non-structural.  For purposes of this Lease (1) changing, performing, or installing paint, wall coverings, floor coverings, window treatments, shelving, cabinets and removable built-ins and the like are deemed cosmetic and (2) movement of non-load bearing walls not encasing plumbing or duct work and/or the division, creation or reconfiguring of interior space with interior non-loadbearing walls is deemed non-structural.   Landlord also agrees that it will not unreasonably withhold its consent to any alterations that do not require an increase in the capacity of the mechanical, electrical, plumbing, heating or other systems of the Building, do not involve a change or issuance of a certificate of occupancy, and do not interfere with the Landlord’s use of its space in the Building or the other tenants’ use of their premises.

ARTICLE 20. FURNITURE, FIXTURES, AND PERSONAL PROPERTY

20.1          Tenant, at its sole cost and expense, may remove its trade fixtures, office supplies and movable office furniture and equipment, and removable equipment not permanently attached to the Building Complex or Leased Premises and becoming a part thereof provided:

(a)            such removal is made prior to the Expiration Date or the Termination Date;

(b)            Tenant is not in default of any obligation or covenant under this Lease at the time of such removal; and

(c)            Tenant promptly repairs all damage caused by such removal.

20.2          If Tenant does not remove its trade fixtures, office supplies, and movable furniture and equipment as hereinabove provided prior to the Expiration Date or the Termination Date (unless prior arrangements have been made with Landlord and Landlord has agreed in writing to permit Tenant to leave such items in the Leased Premises for the agreed period), then, in addition to its other remedies, at law or in equity, Landlord shall have the right to have such items removed and stored at Tenant’s sole cost and expense and all damage to the Building Complex or the Leased Premises resulting from said removal shall be repaired at the cost of Tenant; Landlord may elect that such items automatically become the property of Landlord after the Expiration Date or the Termination Date, and Tenant shall not have any further rights with respect thereto or reimbursement therefore.  All other property in the Leased Premises, any alteration, or additions to the Leased Premises (including wall-to-wall carpeting, paneling, built-in wall bookcases), and any other article attached or affixed to the floor, wall, or ceiling of the Leased Premises as a part thereof at the Expiration or Termination Date shall become the property of Landlord and shall remain upon and be surrendered with the Leased premises regardless of who paid therefore; and Tenant hereby waives all rights to any payment or compensation therefore.  If, however, Landlord so requests, in writing, Tenant shall remove, prior to the Expiration Date or the Termination Date, any and all alterations, additions, fixtures, equipment, and property placed or installed in the Leased Premises to the extent Landlord’s consent to Tenant’s making the same was conditioned, in writing, on Tenant removing it at the expiration of the Lease and Tenant shall repair any damage caused by such removal.

20.3          All the furnishings, fixtures, equipment, effects, and property of every kind, nature, and description of Tenant and of all persons claiming by, through, or under Tenant which, during the continuance of this Lease or any occupancy of the Leased Premises by Tenant or anyone claiming under Tenant, may be on the Leased Premises or elsewhere in the Building Complex shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water, or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord unless due to the gross negligence of Landlord or its agents.

ARTICLE 21. PERSONAL PROPERTY TAXES

During the Term hereof, Tenant shall pay, prior to delinquency, all business and other taxes, charges, notes, duties, and assessments levied, and rates or fees imposed, charged, or assessed against or in respect of Tenant’s occupancy of the Leased Premises or in respect of the personal property, trade fixtures, furnishings, equipment, and all other personal property of Tenant contained in the Building Complex, and shall hold Landlord harmless from and against all payment of such taxes, charges, notes, duties, assessments, rates, and fees, and against all loss, costs, charges, notes, duties, assessments, rates, and fees, and any and all such taxes.  Tenant shall cause said fixtures, furnishing, equipment, and other personal property to be assessed and billed separately from the real and personal property of Landlord.  In the event any or all of Tenant’s fixtures, furnishings, equipment, and other personal property shall be assessed and taxed with Landlord’s real property, Tenant shall pay to Landlord Tenant’s Proportionate Share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s property.

ARTICLE 22. ASSIGNMENT AND SUBLETTING

22.1          Neither Tenant nor Tenant’s legal representatives nor successors in interest by operation of law or otherwise shall assign this Lease or sublease the Leased Premises, or any part thereof, or mortgage, pledge, or hypothecate its leasehold interest herein, or permit the use of a desk or other space within the Leased Premises by any third party without Landlord’s prior written consent, which consent, will not be unreasonably withheld, and any attempt to do so without the prior express written consent of Landlord shall be void, of no effect, and constitute an Act of Default (as hereinafter defined).  This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law.  The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger and shall, at the option of Landlord, terminate all or any existing sublease or may, at the option of Landlord, operate as an assignment to Landlord of Tenant’s interest in any or all such subleases. Provided, however, that Tenant may, without the approval or consent of the Landlord, (1) assign this Lease or sublet, license or allow the use of all or any portion of the Leased Premises to any parent, owner, shareholder, partner or Affiliate of Tenant or to any person who is an owner of an Affiliate of Tenant or (2) sublet up to Fifty Percent (50%)  of the Leased Premises to any other person or persons.  Tenant shall continue to remain liable for rent and all other obligations contained in this agreement in the event they lease or sublet any portion of the Leased Premises as provided for herein. In the event that Tenant sublets a portion of the leased Premises to any other person or persons as provided for in (2) above, Landlord shall have the right to enter into a direct lease with the subtenant if landlord so chooses.  For the purpose of this paragraph, an Affiliate of Tenant is any person or entity that is majority owned or controlled by Tenant or any of Tenant’s parents, owners, subsidiaries, partners or shareholders or that is owned or controlled by the same persons who own or control Tenant.  The Tenant shall notify the Landlord of any such permitted sublet, license or assignment and the consent of the Landlord to such assignment or consent shall not be required.

22.2          If Tenant should desire to assign this Lease or sublease the Leased Premises or any portion thereof other than as permitted herein, Tenant shall give Landlord written notice of such desire to make such assignment or effect such sublease.  At the time of giving such notice, Tenant shall provide Landlord with a copy of the proposed assignment or sublease document, and such information as Landlord may reasonably request concerning the proposed sublessee or assignee to assist Landlord in making an informed judgment regarding the financial condition, reputation, operation, and general desirability of the proposed sublessee or assignee.  Landlord shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing of Landlord’s election in its sole and absolute discretion to:

(a)            terminate this Lease as to the space so affected as of the date specified by Tenant, in which event Tenant shall be relieved of all further obligations hereunder as to the Leased Premises or said portion thereof, after paying all Rent and Additional Rent due as of the Termination Date; or

(b)            permit Tenant to assign or sublet the Leased Premises or said portion thereof; or

(c)            refuse to consent to Tenant’s assignment or subleasing of the Leased Premises  or said portion thereof and to continue this Lease in full force and effect as to the entire Leased Premises.

22.3          If Landlord should fail to notify Tenant of its election within said thirty (30) day period (or such longer period of time as Tenant shall grant Landlord upon request of Landlord), Landlord shall have elected option 22.3(b) above.  Landlord and Tenant agree that, in the event of any approved assignment or subletting, the rights of any such assignee or sublessee of Tenant herein shall be subject to all of the terms, conditions, and provisions of this Lease, including, without limitation, restriction on use, assignment, and subletting and the covenant to pay Rent.  Landlord may collect Rent agreed upon by the assignee or sublessee directly from such assignee or sublessee and apply the amount so collected to the Rent herein reserved.  No such consent to or recognition of any such assignment or subletting shall constitute a release of Tenant or any guarantor of Tenant’s performance hereunder from further performance by Tenant or such guarantor of covenants undertaken to be performed by Tenant herein.  Tenant and/or such guarantor shall remain liable and responsible for all Rent and other obligations herein imposed upon Tenant, and Landlord shall not be required to pursue its legal remedies against the sublessee or assignee for payment of Rent or any other obligations herein imposed upon Tenant before pursuing its rights against Tenant and any guarantor of Tenant’s performance hereunder.  Consent by Landlord to a particular assignment, sublease, or other transaction shall not be deemed a consent to any other or subsequent transaction.

22.4          In any case where Tenant desires to assign, sublease, or enter into any related or similar transaction (other than an assignment or sublet permitted hereunder without the consent of the Landlord), whether or not Landlord consents to such assignment, sublease, or other transaction, Tenant shall pay all reasonable attorney’s fees incurred by Landlord in connection with such assignment, sublease or other transaction, including, without limitation, fees incurred in reviewing documents relating to, or evidencing, said assignment, sublease, or other transaction.  All documents utilized by Tenant to evidence any subletting or assignment for which Landlord’s consent has been requested and is required hereunder, shall be in such form as the Landlord or its attorney shall reasonably require.

22.5          If any Rent payable to Tenant by any sublessee, assignee, licensee, or other transferee to which Landlord’s consent is required hereunder exceeds the Rent reserved herein, then Tenant shall be bound and obligated to pay Landlord all such excess Rent within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee, or other transferee, as the case might be.

22.6          In no event shall Tenant have any right to sublet or assign if there exists any default under this Lease, except for assignments or sublets to an Affiliate.

22.7          If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. or any successor or substitute therefore (the Bankruptcy Code), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code.  Any such monies or other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord.  Any person or entity to whom this Lease is so assigned shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease as of the date of such of the obligations arising under this Lease as of the date of such assignment.  Any such assignee shall, upon demand therefore, execute and deliver to Landlord an instrument confirming such assumption.

ARTICLE 23. FIRE AND CASUALTY

23.1          If the Leased Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord.  If the Leased Premises or the Building Complex shall be damaged by fire or other casualty and any of the following applies: (a) the Building is “substantially damaged” (whether or not the Leased Premises shall have been damaged by such fire or other casualty) or the Leased Premises is totally damaged, (b) any mortgagee under a mortgage or deed of trust covering the Building Complex requires that the insurance proceeds payable as a result of said fire or other casualty be used to retire all or a material portion of the mortgage debt, or (c) the Leased Premises is materially damaged during the last year of the Term, then Landlord may, at its opinion, terminate this Lease by notifying Tenant in writing of such termination within thirty (30) days after the date of such damage or casualty, in  which event the Rent for the unexpired balance of the Term of the Lease shall be abated as of the date of such notice. In cases of less than such “substantial damage” and upon receipt of the insurance proceeds for the damage, Landlord shall restore and repair the Leased Premises, provided, Landlord shall not be required to repair (i) any damage caused by Tenant, (ii) any of Tenant’s trade fixtures, personal property, machinery or equipment, or (iii) any alterations installed by Tenant.  For purposes of this Article “totally damaged” shall mean more than fifty percent (50%) of the Building (or Leased Premises, whichever is applicable) is unusable or damaged and cannot be repaired within sixty (60) days of said fire or casualty and “substantial damage” shall mean more than one-third (1/3rd) damaged or unusable and cannot be repaired within sixty (60) days.

23.2          If Landlord elects not to terminate this Lease as herein provided and if repairs have not been substantially completed within three (3) months (excepting that Landlord shall not be responsible for delays brought about by force majeure, as described in Article 14 hereof), this Lease may be immediately terminated by Tenant by serving written notice upon Landlord.

23.3          If the Lease is not terminated due to fire or casualty, Landlord shall repair and restore the Building Complex and/or the Leased Premises to substantially the same condition in which they were immediately prior to the fire or other casualty, except that Landlord shall not be required to rebuild, repair, or replace any part of Tenant’s furniture, fixtures, or furnishings, or equipment or any alterations, additions, or improvements made by Tenant to the Leased Premises pursuant to Article 19 of this Lease.  Landlord’s repair or restoration work shall not exceed the scope of work done in originally constructing the Building Complex and the Leased Premises.  Landlord shall not be liable for any inconvenience, annoyance, or injury done to the business of Tenant resulting in any way from such damage or the business of Tenant resulting in any way from such damage or the repair thereof and Tenant’s obligations to pay Rent shall continue unabated, except Landlord shall allow Tenant an equitable reduction of Rent during the time and to the extent the Leased Premises are unfit for occupancy, save for Tenant’s fault or negligence hereinbelow described.  If the damage is such that the Leased Premises or Building Complex cannot reasonably expected to be repaired within one hundred eighty (180) days of the fire or casualty, the Tenant shall have the right to immediately terminate this Lease by serving written notice to Landlord at any time prior to the completion of the restoration or repairs.

ARTICLE 24. CONDEMNATION

If there shall be taken by exercise of the power of eminent domain, or by conveyance in lieu, during the Term any material part of the Leased Premises or the Building Complex, Landlord may elect to terminate this Lease upon written notice to Tenant within thirty (30) days after the date of such taking or transfer in lieu thereof or to continue the same in effect.  All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Leased Premises, Building or Building Complex shall be the property of Landlord, and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for the taking of Tenant’s fixtures and other personal property or moving expenses if a separate award for such items is made to Tenant.  If this Lease is terminated as a result of any such exercise of the power of eminent domain, Rent shall be payable up to the date that possession is taken by the condemning authority; Landlord shall refund to Tenant any prepaid unaccrued Rent, less any sum then owing by Tenant to Landlord; and Tenant shall have no claim against Landlord for the value of any unexpired portion of the Term.  If such condemnation does not result in the termination of this Lease, the Rent thereafter to be paid shall be proportionately reduced as to the space affected.

ARTICLE 25. HOLD HARMLESS

25.1          Tenant agrees to defend, with counsel approved by Landlord, all actions against Landlord, any partner, trustee, stockholder, officer, director, employee, or beneficiary of Landlord, holders of mortgages secured by the Leased Premises or the Building Complex and any other party having an interest therein (the Indemnified Parties) with respect to, and to pay, protect, indemnify, and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorney’s fees and expenses), causes of action, suits, claims, demands, or judgments of any nature to which any Indemnified Party is subject because of its estate or interest in the Leased Premises or the Building Complex arising from (i) injury to or death of any person, or damage to or loss of property, on the Leased Premises,  the Building Complex or, on adjoining sidewalks, streets or ways, connected with Tenant’s use, condition, or occupancy of the Leased Premises, the Building Complex, sidewalks, streets, or ways, except to the extent, if any, caused by the gross negligence of Landlord or its servants or agents, (ii) violation of this Lease by or attributable to Tenant, or (iii) any act, fault, omission, or other misconduct of Tenant or its agents, contractors, licenses, sublessees, or invitees, provided that the foregoing does not result from the gross negligence or intentional wrongdoing of Landlord.  Landlord agrees not to unreasonably withhold its approval to counsel of Tenant and agrees that it will approve any counsel selected or approved by Tenant’s insurance company providing a defense to the matter.  Tenant agrees to use and occupy the Leased Premises and other facilities of the Building Complex at its own risk, and hereby releases the Indemnified Parties from any and all claims of any damage or injury to the fullest extent permitted by law.

25.2          Tenant agrees that Landlord shall not be responsible or liable to Tenant, its agents, employees, or invitees for fatal or non-fatal bodily injury or property damage occasioned by the acts or omissions of any other tenant, or such other tenant’s agents, employees, licensees, or invitees, of the Building Complex, except to the extent such injury or damage was due to the gross negligence of Landlord.

ARTICLE 26. DEFAULT BY TENANT

26.1          The term Act of Default refers to the occurrence of any one (1) or more of the following:

(a)            Failure of Tenant to pay within fifteen (15) days of when due any sum required to be paid hereunder including Base Rent or Additional Rent (the Monetary Default);

(b)            Failure of Tenant, after thirty (30) days written notice thereof, to perform any of Tenant’s obligations, covenants, or agreements except a Monetary Default;

(c)            If Tenant admits in writing that it cannot meet its obligations as they become due; or is declared insolvent according to any law; or assignment of Tenant’s property is made for the benefit of creditors; or a receiver or trustee is appointed for Tenant or its property; or the interest of Tenant under this Lease is levied on under execution or other legal process; or any petition is filed by or against Tenant or process; or any petition is filed by or against Tenant to declare Tenant bankrupt or to delay, reduce or modify Tenant’s debts or obligations; or any petition is filed or other action taken to reorganize or modify Tenant’s capital structure if Tenant is a corporation or other entity.  Any such levy, execution, legal process, or petition filed against Tenant shall not constitute a breach of this Lease provided Tenant shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within sixty (60) days from the date of its creation, service, or filing;

(d)            The abandonment of the Leased Premises by Tenant, which shall mean that Tenant has vacated the Leased Premises for thirty (30) consecutive days, whether or not Tenant is in Monetary Default; or that Tenant, in the judgment of Landlord, is vacating the Leased Premises by removing  its furniture and fixtures;

(e)            The discovery by Landlord that any financial statement given by Tenant or any of its assignees, subtenants, successors-in-interest was materially false; or

(f)             If Tenant shall die, cease to exist as a corporation or partnership, or be otherwise dissolved or liquidated or become insolvent, or shall make a transfer in fraud of creditors.

26.2          In the event of any non-monetary Act of Default by Tenant, Landlord, shall provide Tenant with a notice of such Default and, if Tenant has failed to cure or remedy the Default with fifteen (15) days of such notice (or, if the Default is other than the payment of Base Rent, within thirty (30) days of such notice), or if the Default is a Default other than in the payment of rent and of a type that cannot be remedied within thirty (30) days, the Tenant has in good faith commence an action to cure the Default and diligently prosecutes such action until completion, then Landlord, at its option, may pursue one or more of the following remedies in addition to all other rights and remedies provided for at law or in equity:

(a)            Send a five (5) day notice of termination of this Lease and, if the Default is not cured or remedied within said five (5) day period, this Lease shall Terminate, in which event Tenant shall immediately surrender possession of the Leased Premises to Landlord; or

(b)           Enter upon or take possession of the Leased Premises and its contents and expel or remove Tenant, any other occupant, and any contents therefrom using such force as may be reasonably necessary, through allowable legal proceedings duly noticed and commenced, with or without having terminated this Lease and without being liable for prosecution of any claims of damages therefore.

26.3          If Landlord shall exercise any one or more remedies hereunder granted or otherwise available, it shall not be deemed to be an acceptance or surrender of the Leased Premises by Tenant whether by agreement or by operation of law; it is understood that such surrender can be effected only by the written agreement of Landlord and Tenant.

26.4          Following any Act of Default, should Landlord elect to terminate this Lease as above provided, Landlord may, without further notice, repossess the Leased Premises through lawful proceedings and Tenant shall be liable as if the expiration of the term fixed in such notice were the end of the Term herein originally demised.  In the event this Lease is terminated pursuant to the provisions of this subsection, Tenant shall remain liable to Landlord for damages in an amount equal to (a) the Rent, Electric Charge, Additional Rent and other sums which would have been owing by Tenant hereunder for the balance of the Term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Leased Premises by Landlord subsequent to such termination after deducting all of Landlord's reasonable expenses in connection with such reletting, including, but without limitation, the expenses enumerated in Section 26.5 below.  Landlord shall be entitled to collect such damages from Tenant monthly on the days on which the Rent and other amounts would have been payable hereunder if this Lease had not been terminated, and Landlord shall be entitled to receive the same from Tenant on each such day.

26.5          Should Landlord elect not to terminate this Lease, Landlord may, without notice or demand, through lawful proceedings, enter upon the Leased Premises or any part thereof and take absolute possession of the same, and, at Landlord’s option, Landlord may relet the Leased Premises or any part thereof upon such terms and such rents as Landlord may reasonably elect (which may include concessions of free rent and alteration of the Leased Premises).  Landlord shall use reasonable efforts to relet the Leased Premises, and nothing herein contained shall under any circumstances be construed so as to require Landlord to lease the Leased Premises below the then-current market rental rates being obtained for similar office buildings in a similar area or to lease the same to any Tenant not creditworthy or otherwise unacceptable and Landlord shall in no way be responsible or liable for any failure to collect any rent due upon such reletting.  In the event Landlord shall elect to so relet, then any rent received by Landlord from such reletting shall be applied first to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to payment of any reasonable cost of such reletting, including, without limitation, all repossession costs, legal expenses, reasonable attorneys’ fees, concessions, moving and/or storage costs, alteration, remodeling and repair costs, leasing commissions, and other expenses of preparation for such reletting; and third, to the payment of Rent due and unpaid hereunder, and Tenant shall satisfy and pay any deficiency between the rents so collected from the Rent reserved herein upon demand therefore from time to time.  In no event shall Tenant be entitled to any excess of any rent obtained by reletting over and above the Rent herein reserved.

26.6          Tenant further agrees that Landlord may file suit from time to time to recover any sums due under the terms of this Article and that no recovery of any portion due Landlord hereunder shall be a defense to subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.  Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive relief and specific performance.  The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity, or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.  All such rights and remedies shall be considered cumulative and non-exclusive.  All costs incurred by Landlord in connection with collecting any Rent, Electric Charge, Additional Rent  or other amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorney’s fees from the date such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, shall also be recoverable by Landlord from Tenant.

26.7          If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such default for the account of Tenant (and enter the Leased Premises for such purpose), and thereupon, Tenant shall be obligated and hereby agrees to pay Landlord, upon demand, all reasonable costs, expenses, and disbursements incurred by Landlord in connection therewith.

26.8          Nothing contained in this Section shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization, or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal, or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Article.  Notwithstanding anything contained in this Article to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, or appointment of a receiver or trustee, as set forth above, shall be considered to be an Act of Default only when such proceeding, action, or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease.

26.6          In the event of any Act of Default or breach by Tenant, or threatened or anticipatory breach or default, Tenant shall also be liable and shall pay to Landlord, in addition to any sums provided to be paid above, brokers’ fees incurred by Landlord in connection with reletting the whole or any part of the Leased Premises; the costs of removing and storing Tenant’s or other occupant’s property; the costs of repairing, altering, remolding, or otherwise putting the Leased Premises into condition acceptable to a new tenant or tenants; and all reasonable expenses incurred by Landlord in enforcing or defending Landlord’s rights and/or remedies, including reasonable attorney’s fees, whether suit was actually filed or not.

26.7          Landlord is entitled to accept, receive, in check or money order, and deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply them at Landlord’s option to any obligation of Tenant, and such amounts which Landlord has applied them.  No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or recognized for any purpose whatsoever.  The acceptance of any such check or payment shall be without prejudice to Landlord’s rights to recover any and all amounts owed by Tenant hereunder and shall not be deemed to cure any other default (other than the Monetary Default to the extent paid) nor prejudice Landlord’s rights to pursue any other available remedy.

26.8          In the event of any default by Landlord, Tenant’s exclusive remedy shall be an action for damages, Tenant hereby waiving the benefit of any laws granting it a lien upon the property of Landlord and/or upon Rent due Landlord.  Prior to any such action for damages, Tenant shall give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days (plus such additional reasonable period as may be required in the exercise by Landlord of due diligence) in which to cure any such default.  Unless and until Landlord fails to cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof.  All obligations of Landlord hereunder shall be construed as covenants, not conditions.

26.9          In addition to and without limiting the foregoing, in the event of any abandonment of the Leased Premises by Tenant, and Landlord does not elect to declare this Lease terminated, then Tenant shall remain obligated, notwithstanding any such discontinuance or cessation of operations, to perform all covenants and agreements under this Lease, including, without limitation, payment of all Base Rent and all Additional Rent and other sums provided for herein.

ARTICLE 27. ATTORNEYS’ FEES

Should it be necessary for Landlord or Tenant, because of a breach of the other, to place the enforcement of this Lease or any part thereof, or the collection of any Rent due or to become due hereunder, or recovery of the possession of the Leased Premises, in the hands of any attorney, or file suit upon the same, it is agreed that the prevailing party shall recover its reasonable attorneys’ fees  and costs from the non-prevailing party.

ARTICLE 28.NON-WAIVER

Neither acceptance of any payment by Landlord from Tenant nor failure by Landlord to complain of any action, non-action, or default of Tenant shall constitute a waiver of any of Landlord’s rights hereunder.  Time is of the essence, with respect to the performance of every obligation of Tenant under this Lease in which time of performance is a factor.  Waiver by Landlord of any right or arising in connection with any default of Tenant shall not constitute a waiver of such right or remedy or any other right or remedy arising in connection with either a subsequent default of the same obligation or any other default.  No right or remedy of Landlord hereunder or covenant, duty, or obligation of Tenant hereunder shall be deemed waived by Landlord unless such waiver is in writing, signed by Landlord or Landlord’s duly authorized agent.

ARTICLE 29.RULES AND REGULATIONS

Such reasonable rules and regulations applying uniformly and on a non-discriminatory basis to all lessees in the Building Complex as may be hereafter adopted by Landlord for the safety, care, and cleanliness of the Building Complex and the preservation of good order thereon are hereby made a part hereof as Exhibit VI, and Tenant agrees to comply with all such rules and regulations.  Landlord shall have the right at all times to change such rules and regulations or to amend them in any reasonable manner as may be deemed advisable by Landlord, all of which changes and amendments shall apply uniformly and on a non-discriminatory basis to all tenants in the Building Complex, shall be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant.  Landlord shall not have any liability to Tenant for any failure of any other lessees of the Building Complex to comply with such rules and regulations.

ARTICLE 30.ASSIGNMENT BY LANDLORD

Landlord shall have the right to transfer or assign, in whole or in part, all its rights and obligations hereunder and in the Leased Premises and the Building Complex.  In such event, no liability or obligation shall accrue or be charged to Landlord after the effective date of such transfer or assignment.

ARTICLE 31.LIABILITY OF LANDLORD

It is expressly understood and agreed that the obligations of Landlord under this Lease shall be binding upon Landlord and its successors and assigns and any future owner of the Building Complex only with respect to events occurring during its and their respective ownership of the Building Complex.  In addition, Tenant agrees to look solely to Landlord’s interest in the Building Complex for recovery of any judgment against Landlord arising in connection with this Lease, it being agreed that neither Landlord nor any successor or assignee of Landlord nor any future owner of the Building Complex, nor any member, partner, shareholder, or officer of any of the foregoing shall ever be personally liable for any such judgment.

ARTICLE 32. SUBORDINATION AND ATTORNMENT

32.1          This Lease, at Landlord’s option, shall be subordinate to any present or future mortgage, ground lease or declaration of covenants regarding maintenance and use of any areas contained in any portion of the Building, and to any and all advances made under any present or future mortgage and to all renewals, modifications, consolidations, replacements, and extensions of any or all of same.  Tenant agrees, with respect to any of the foregoing documents, that no documentation other than this Lease shall be required to evidence subordination.  If any holder of a mortgage shall elect for this Lease to be superior to the lien of its mortgage and shall give written notice thereof to Tenant, then this Lease shall automatically be deemed prior to such mortgage whether this Lease is dated earlier or later than the date of said mortgage or the date of recording thereof.  Tenant agrees to execute such documents as may be further required to evidence such subordination or to make this Lease prior to the lien of any mortgage or deed of trust as the case may be, and by failing to do so within five (5) days after written demand, Tenant does hereby make, constitute, and irrevocably appoint Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place, and stead, to do so.  This power of attorney is coupled with an interest.  Tenant hereby attorns to all successor owners of the Building, whether or not such ownership is acquired as a result of a sale through foreclosure or otherwise.

32.2          Additionally, Tenant shall, at such time or times as Landlord may request, upon not less than five (5) days’ prior written request by Landlord, sign and deliver to Landlord a certificate stating whether this Lease is in full force and effect; whether any amendments or modifications exist; whether any Monthly Rent has been prepaid and, if so, how much; whether there are any defaults hereunder; and such other information and agreements as may be reasonably requested, it being intended that any such statement delivered pursuant to this Article may be relied upon by Landlord and by any prospective purchaser of all or any portion of Landlord’s interest herein, or a holder or prospective holder of any mortgage encumbering the Building.  Tenant’s failure to deliver such statement within such time shall constitute an Act of Default (as that term is defined elsewhere in this Lease) and shall conclusively be deemed to be an admission by Tenant of the matters set forth in the request for an estoppel certificate.    Any provision which may be contained in any estoppel letter which is inconsistent with the provisions of this Lease shall not be binding upon the Landlord or any prospective purchaser unless the Landlord specifically acknowledges its consent to such change in a separate written document signed by both the Landlord and the Tenant.

ARTICLE 33.HOLDING OVER

In the event Tenant, or any party claiming under Tenant, retains possession of the Leased Premises after the Expiration Date or Termination Date, such possession shall be that of a holdover tenant and an unlawful detainer.  No tenancy or interest shall result from such possession, and such parties shall be subject to immediate eviction and removal.  Tenant or any such party shall pay Landlord, as Rent for the period of such holdover an amount equal to (1.5 times) the sum of the monthly Base Rent and 1/12th the additions to rent for Tenant’s proportionate share of the escalations for Taxes and Operating Expenses paid during for last year of the Lease during the time of holdover.  Tenant shall also be liable for any and all damages sustained by Landlord as a result of such holdover, to the extent such damages exceed said holdover rent.  Tenant shall vacate the Leased Premises and deliver same to Landlord immediately upon Tenant’s receipt of notice from Landlord to so vacate.  The Rent during such holdover period shall be payable to Landlord on demand.  No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease.

ARTICLE 34. SIGNS

Tenant is hereby granted exclusive signage on the exterior walls of the Building. Such signs or lettering must comply with local requirements, cannot be any larger than the signs currently located on the building, and must be maintained in good condition at all times (at Tenant’s sole expense).   Landlord, at Landlord’s sole cost and expense, reserves the right to change the door plaques as Landlord deems reasonably desirable.

ARTICLE 35. HAZARDOUS SUBSTANCES

35.1          With respect to Tenant’s use of the Building Complex, Tenant shall at all times, at its own cost and expense, comply with all federal, state, and local laws, ordinances, regulations, and standards, relating to the use, analysis, production, storage, sale, disposal, or transportation of any hazardous materials (Hazardous Substance Laws), including oil or petroleum products or their derivatives, solvents, PCB’s, explosive substances, asbestos, radioactive materials or waste, and any other toxic, ignitable, reactive, corrosive, contaminating, or pollution materials (Hazardous Substances) which are now or in the future subject to any governmental regulations.

35.2          Tenant shall not generate, store, or dispose or any Hazardous Substances in or on the Leased Premises or the Building Complex.  Except in emergencies or as otherwise required by law, Tenant shall not take any remedial action in response to the presence or release of any Hazardous Substances on or about the Building Complex without first giving written notice of the same to Landlord.  Tenant shall not enter into any settlement agreement, consent decree, or other compromise with respect to any claims relating to any Hazardous Substances in any way connected with the Building Complex without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to participate in any such proceedings.   Hazardous Substances shall not include any residential or office products or supplies sold over the counter in the ordinary course of a retail business, without restrictions or special handling instructions, for cleaning or normal office use or constitute normal or small office equipment (such as monitors, printers, electronic and electrical equipment) or are used therein (such as toner, batteries, computer and replacement parts, etc…),  provided the use or storage of such products or supplies do not increase Owner’s insurance costs or cause the Owner’s insurance to be canceled or not renewed.

35.3          All costs and expenses incurred by Landlord in connection with any environmental audit shall be paid by Landlord (and may be included in Operating Expenses), except that if any such environmental audit shows that Tenant has failed to comply with the provisions of this Article, or that the Building Complex (including surrounding soil and any underlying or adjacent groundwater) have become contaminated due to the operations or activities in any way attributable to Tenant, then all of the costs and expenses of such audit shall be paid by Tenant.

35.4          Without limiting any other provision of this Lease, Tenant shall, in connection with Tenant’s use and occupancy of the Leased Premises, Building and Building Complex pursuant to this Lease, at Tenant’s sole cost and expense, comply with the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. and the regulations promulgated thereunder (ISRA).  Tenant shall, at Tenant’s sole cost and expense, make all submissions, to provide all information to, and comply with all requirements of the New Jersey Department of Environmental Protection and/or any of its divisions, sub-divisions or other groups or bureaus (collectively NJDEP).  If any spill or discharge of Hazardous Substances occurs in the Leased Premises or at the Building Complex caused by Tenant or resulting from Tenant’s use and occupancy, during the Term of this Lease, and the NJDEP determines that a cleanup plan be prepared and/or a cleanup be undertaken, than Tenant shall, at Tenant’s sole cost and expense, expeditiously prepare and submit the required plans and financial assurances, and carry out approved plans.  Without limiting the foregoing, Tenant’s obligations under this Article shall arise if there is any closing, terminating or transferring of operations by any person or entity of an industrial establishment at the Leased Premises or Building pursuant to ISRA, including without limitation a sale, transfer or conveyance of the Building by Landlord or an assignment or subletting by Tenant.  Without limiting the foregoing, at no expense to Landlord, Tenant shall promptly provide all information requested by Landlord for preparation of non-applicability affidavits and shall promptly sign such affidavits when requested by Landlord.

35.5          Without limiting the foregoing provisions of this Article, Tenant agrees that it shall, at its sole cost and expense, fulfill, observe and comply with all of the terms and provisions of the Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq., the disclosure requirements of N.J.S.A. 13:1K-15 through 13:1K-18, and all other federal, state and local environmental laws now in effect or hereinafter enacted, as any of the same may be amended from time to time, and all rules, regulations, ordinances, opinions, orders and directives issued or promulgated pursuant thereto or in connection therewith, as and to the extent any of the foregoing may be applicable to the Leased Premises and Tenant’s use and occupancy thereof.  (Said Act, other and directives, together with ISRA, are hereinafter collectively referred to as Environmental Laws).

35.6          Without limiting the foregoing provisions of this Article, upon the Landlord’s request thereof, and in all events not later than sixty (60) days prior to closing operations or transferring ownership or operations (as said terms are defined in ISRA) at the Leased Premises, Tenant, at Landlord’s sole cost and expense, shall provide Landlord with a true copy of:

(a)            An opinion letter from NJDEP (or such other agency or body as shall then have jurisdiction over ISRA matters), in a form satisfactory to Landlord’s counsel, stating that ISRA does not then apply to Tenant, Tenant’s use and occupancy of the Leased Premises and the closing, terminating or transferring of operations at the Leased Premises; or

(b)            If Tenant is unable to obtain a letter of non-applicability as contemplated by (a)  above, a No Further Action Letter (as said term is defined in ISRA) duly and finally approved by NJDEP or such other agency or body as shall then have jurisdiction over ISRA matters; or

(c)            If Tenant is unable to obtain a letter of non-applicability as contemplated by (a)  or a No Further Action Letter as contemplated by (b),   a remedial Action Workplan (as said term is defined in ISRA) duly and finally approved by NJDEP or such other agency or body as shall then have jurisdiction over ISRA matters.

35.7          Within ten (10) days after written request by the Landlord or any mortgagee of Landlord, and, in any event, on each anniversary of the Commencement Date of the Term of this Lease, Tenant shall deliver to Landlord or Landlord’s mortgagee, as the case may be, a duly executed and acknowledged affidavit of Tenant’s chief executive officer, certifying:

(a)           The proper four digit Standard Industrial Classification number relating to Tenant’s then current use of the Leased Premises; and

(b)           (i) that Tenant’s use of the Leased Premises does not involve and has not involved the generation, manufacture, refining, the transportation, treatment, storage, handling or disposal of petroleum products or hazardous substances or wastes (as hazardous substances and hazardous wastes are defined in any Environmental Laws), all of the foregoing being hereinafter collectively referred to as the Presence of Hazardous Substances; or

(ii)           that Tenant’s use does involve or has involved the Presence of Hazardous Substances referred to in (i) above, in which event, such affidavit shall describe in detail that portion of Tenant’s operations which involve or shall involve the Presence of Hazardous Substances.  Said description shall identify each hazardous substance and describe the manner in which it is or was generated, handled, manufactured, refined, transported, treated, stored, and/or disposed of.  Tenant shall supply Landlord or Landlord’s mortgagee with such additional information relating to said Presence of Hazardous Substances as Landlord or Landlord’s mortgagee may request.

35.8          Tenant shall provide Landlord with copies of all reports, information and materials filed with or provided to any governmental agency or authority pursuant to any of the Environmental Laws, and all reports received by Tenant or prepared by or on behalf  of Tenant pertaining to the Leased Premises, Building and the Building Complex which relate to any Environmental Laws.

35.9          Tenant shall indemnify, defend and hold harmless the Indemnified Parties from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any spills or discharges of Hazardous Substances at the Leased Premises, Building, or Building Complex which occur during the Term of this Lease as a result of Tenant’s action, inaction, or use and occupancy of the Leased Premises and Building and Building Complex pursuant to this Lease, and from all fines, suits, procedures, claims and actions of any kind arising out of Tenant’s failure to provide all information, make all submissions and take all actions required by the NJDEP or any other governmental agency.

35.10        Tenant agrees that each and every provision of this Article 35 shall survive the expiration or earlier termination of the Term of this Lease.  Nothing in this Article 35 shall be construed as limiting Tenant’s obligation to comply with all Environmental Laws, including, without limitation, ISRA.

ARTICLE 36. COMPLIANCE WITH LAWS AND OTHER REGULATIONS

36.1          Tenant, as its sole cost and expense, shall promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter become in force, of federal, state, county, and municipal authorities, including, but not limited to, the Americans with Disabilities Act, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with any occupancy certificate issued pursuant to any law by any public officer or officers, which impose any duty upon Landlord or Tenant, insofar as any thereof relate to or affect the condition, use, alteration, or occupancy of the Leased Premises and arise solely as a result of Tenant’s use or manner of use of the Leased Premises other than general office use. Landlord’s approval of Tenant’s plans for any improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations of governmental agencies or authorities, including, but not limited to, the Americans with Disabilities Act.

ARTICLE 37. SEVERABILITY

This Lease shall be construed in accordance with the laws of the State of New Jersey.  If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the Term, then it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.  It is also the intention of both parties that in lieu of each clause or provision that is illegal, or unenforceable, there is added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and still be legal, valid, and enforceable.

ARTICLE 38. NOTICES

38.1          Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be given or served in writing and delivered personally, sent by facsimile or forwarded by certified or registered mail, postage prepaid, or recognized overnight courier, addressed as follows:

If to Landlord:	Manchester Realty, L.L.C.
155 Willowbrook Boulevard, # 200 Wayne, New Jersey 07470 Attention: Mr. Jonathan Kaufman, Manager

with a copy to:	Kenneth R. Cohen, Esq.
Davidson, Socher, Ragsdale & Cohen, LLC 619 River Drive, Suite 200 Elmwood Park, NJ 07407

If to Tenant:	Fusion NBS Acquisition Corp.
Attn: President 420 Lexington Avenue, Suite 1718 New York, NY 10170

with a copy to:	Donald Watnick, Esq.
122 East 42nd Street, Suite 606 New York, NY 10168

38.2          Notice hereunder shall become effective upon (a) delivery in case of personal delivery,   (b) transmission with receipt confirmed in case of facsimile, and   (c) receipt or refusal in case of certified or registered mail or overnight courier.

38.3          Prior to the Commencement Date, the address for notices to Tenant shall be the address set forth below its signature hereto; after the Commencement Date, the address for notices to Tenant shall be its address at the Premises as hereinabove set forth.  Such address may be changed from time to time by either party serving notice as provided above.

ARTICLE 39. OBLIGATIONS OF SUCCESSORS, PLURALITY, GENDER

Landlord and Tenant agree that all the provisions of this Agreement are to be construed as covenants and agreements, except as otherwise specifically provided, and shall bind and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors, and assigns.  If the rights of Tenant hereunder are owned by two or more parties, or two or more parties are designated herein as Tenant, then all such parties shall be jointly and severally liable for the obligations of Tenant hereunder.  Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.
ARTICLE 40.ENTIRE AGREEMENT

This Lease and any attached addenda or exhibits constitute the entire agreement between Landlord and Tenant regarding the subject matter hereof.  No prior or contemporaneous written or oral leases or representations shall be binding.  This Lease shall not be amended, changed, or extended except by written instrument signed by Landlord and Tenant.

ARTICLE 41.PARAGRAPH CAPTIONS

Paragraph captions are for Landlord’s and Tenant’s convenience only, and neither limit nor amplify the provisions of this Lease.

ARTICLE 42. CHANGES

Should any mortgagee require a modification of this Lease, which modification will not bring about any increased cost or expense to Tenant or will in any other way adversely change the rights and obligations of Tenant hereunder, then and in such event Tenant agrees that this Lease may be so modified.

ARTICLE 43. AUTHORITY

All rights and remedies of Landlord under this Lease, or those which may be provided by law, may be exercised by Landlord in its own name individually, or in its name by its agent and all legal proceedings of the enforcement of any such rights or remedies, including distress for Rent, unlawful detainer, and any other legal or equitable proceedings may be commenced and prosecuted to final judgment and be executed by Landlord in its own name individually or in its name by its agent.  Landlord and Tenant each represent to the other that each has full power and authority to execute this Lease and to make and perform the agreements herein contained, and Tenant expressly stipulates that any rights or remedies available to Landlord, either by the provisions of this Lease or otherwise, may be enforced by Landlord in its own name individually or its name by its agent or principal.

ARTICLE 44. BROKERAGE (GENERAL)

Landlord represents and warrants to Tenant that it has not utilized the services of any broker or finder in connection with consummating this Lease and therefore no real estate commission is due in connection herewith.  Tenant represents and warrants that it has not utilized the services of any broker or finder in connection with the consummation of this Lease and that therefore no real estate commissions are due to any broker or finder representing Tenant..  Each party hereby agrees to indemnify and hold the other harmless of and from any and all damages, losses, costs, or expenses (including, without limitation, all reasonable attorneys’ fees and disbursements) by reason of any claim of or liability to any broker, finder  or other person by reason of such broker, finder or other person having had dealt with it  in connection with the negotiation, execution, and delivery of this Lease.

ARTICLE 45. EXHIBITS

Exhibits I through VI are attached hereto and incorporated herein for all purposes and are hereby acknowledged by both parties to this Lease.

ARTICLE 46.APPURTENANCES

The Leased Premises include the right of ingress and egress thereto and therefrom; however, Landlord reserves the right to make changes and alterations to the Building, fixtures and equipment thereof, in the street entrances, doors, halls, corridors, lobbies, passages, elevators, escalators, stairways, toilets and other parts thereof which Landlord may deem necessary or desirable,  provided, however, that no changes or alterations shall interfere with the use and operation of Tenant’s Telecommunications equipment.  Neither this Lease nor any use by Tenant of the Building or any passage, door, tunnel, concourse, plaza or any other area connecting the garages or other buildings with the Building, shall give Tenant any right or easement of such use and the use thereof may, without notice to Tenant, be regulated or discontinued at any time and from time to time by Landlord without liability of any kind to Tenant and without affecting the obligations of Tenant under this Lease.

ARTICLE 47. PREJUDGMENT REMEDY, REDEMPTION, COUNTERCLAIM, AND JURY

Tenant, for itself and for all persons claiming through or under it, hereby expressly waives any and all rights which are, or in the future law to redeem the Leased Premises, or to any new trial in any action for ejection under any provisions of law, after lawful reentry thereupon, or upon any part thereof, by Landlord, or after any warrant to dispossess or judgment in ejection.  If Landlord shall acquire possession of the Leased Premises by summary proceedings, or in any other lawful manner without judicial proceedings, it shall be deemed a reentry within the meaning of that word as used in this Lease.  In the event that Landlord commences any summary proceedings or action for nonpayment of rent or other charges provided for in this Lease, Tenant shall not interpose any counterclaim of any nature or description in any such proceeding or action.  Tenant and Landlord both waive a trial by jury of any or all issues arising in any action or proceeding between the parties hereto or their successors, under or connected with this Lease, or any of its provisions.

ARTICLE 48. RECORDING

Tenant shall not record this Lease but will, at the request of Landlord, execute a memorandum or notice thereof in recordable form satisfactory to both Landlord and Tenant specifying the date of commencement and expiration of the Term of this Lease and other information required by statute.  Either Landlord or Tenant may then record said memorandum or notice of lease.

ARTICLE 49. MORTGAGEE PROTECTION

Tenant agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing of the address of such mortgagees and/or trust deed holders.  Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

ARTICLE 50. SHORING

If any excavation or construction is made adjacent to, upon or within the Building, or any part thereof, Tenant shall afford to any and all persons causing or authorized to cause such excavation or construction license to enter upon the Leased Premises on reasonable notice to and in the presence of Tenant (if required by Tenant), for the purpose of doing such work as such persons shall deem necessary to preserve the Building or any portion thereof from injury or damage and to support the same by proper foundations, braces and supports, without any claim for damages or indemnity or abatement of rent, or of a constructive or actual eviction of Tenant.

ARTICLE 51. PARKING

Tenant shall be granted the exclusive right to eight (8) designated parking spaces (“Tenant’s Spaces”) free of charge, as they are currently designated.  Tenant and its invites shall also have use of other parking spaces (“Free Spaces”) on a first come, first save basis, subject, however, to those parking spaces designated as Handicapped Parking, Loading Area or as may be otherwise reserved or allocated (the Excluded Parking Areas).  Landlord may issue parking permits, install a gate system, and impose any other system as Landlord deems necessary for the use of the parking area and agrees that it will maintain a sufficient number of “Free Spaces” reasonable for the normal parking needs of the tenants and visitors to the Building Complex .  Tenant agrees that it and its employees and invitees shall not park their automobiles in any Excluded Parking Areas, and shall comply with such rules and regulations for use of the parking area as Landlord may from time to time prescribe. Landlord shall not be responsible for any damage to or theft of any vehicle in the parking area, and shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the parking area.  Landlord reserves the right to change any existing or future parking area, roads, or driveways, or increase or decrease the size thereof and make any repairs or alterations it deems necessary to the parking area, roads and driveways and to temporarily revoke or temporarily modify the parking rights granted to Tenant hereunder for purposes of making repairs or for maintenance of the parking area, but when doing so Landlord shall provide Tenant with parking spaces elsewhere in the parking area sufficient to make up for the loss of Tenant’s Spaces during said time.

IN WITNESS WHEREOF, Landlord and Tenant, acting herein through duly authorized individuals, have caused these presents to be executed in multiple counterparts, each of which shall have the force and effect of an original on this _____ day of October, 2012.

TENANT:
Fusion NBS Acquisition Corp

By:
(Name of Tenant’s Signer)

LANDLORD: MANCHESTER REALTY, L.L.C.

By:
Jonathan Kaufman, Manager

EXHIBIT I
LEASED PREMISES

EXHIBIT II
CERTIFICATE OF COMMENCEMENT

In accordance with the provisions of Section 2.1 of the Lease Agreement, the parties acknowledge that the Commencement Date is _______________, 2012.

TENANT:

By:
«Tenants_Signer»

LANDLORD: MANCHESTER REALTY, L.L.C.

By:
Jonathan Kaufman, Manager

EXHIBIT III
LANDLORD’S WORK

1.           Premises leased “as is”.

EXHIBIT IV
JANITORIAL SERVICES

OFFICE BUILDING AT 155 WILLOWBROOK BOULEVARD, WAYNE, NEW JERSEY

NIGHTLY SERVICE

1. Vacuum carpets

2. Dust all horizontal furniture surfaces (weekly)

3. Empty waste baskets

4. Damp mop lobby floor

5. Clean toilet rooms (includes all fixtures, seats, floors, title walls, mirrors, wipe down of metal stalls and replacement of soap, towels and toilet tissues)

6. Sweep stairways

MONTHLY SERVICE

1. Wax lobby floor

2. High dusting (picture frames, ceiling and wall diffuser and registers, etc.)

YEARLY SERVICE

1. Wash windows

EXHIBIT V
BUILDING HOLIDAYS

NEW YEAR’S DAY
PRESIDENT’S DAY
MEMORIAL DAY
INDEPENDENCE DAY
LABOR DAY
THANKSGIVING DAY
CHRISTMAS DAY

EXHIBIT VI
RULES AND REGULATIONS

OFFICE BUILDING AT 155 WILLOWBROOK BOULEVARD, WAYNE, NEW JERSEY

1.             Tenant shall not obstruct or permit its employees, agents, servants, invitees or licensees to obstruct, in any way the sidewalks, entry passages, corridors, halls, stairways or elevators of the Building, or use the same in any way other that as means of passage to and from the offices of Tenant; bring in, store, test or use any materials in the building which could cause a fire or an explosion or produce any fumes or vapor; make or throw substances of any kind out of windows or doors, or down the passages of the Building, or in the halls or passageway; sit or place anything upon the window sills; or clean the windows.

2.             Waterclosets and urinals shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, ashes, newspaper or any other substances of any kind shall be thrown into them. Waste and excessive or unusual use of electricity or water is prohibited.

3.             The windows, doors, partitions and lights that reflect or admit light into the halls or other places of the Building shall not be obstructed.  NO SIGNS, ADVERTISEMENTS OR NOTICES SHALL BE INSCRIBED, PAINTED, AFFIXED OR DISPLAYED IN, ON, UPON OR BEHIND ANY WINDOWS, except as may be required by law or agreed upon by the parties; and no sign, advertisement or notice shall be inscribed, painted or affixed on any doors, partitions or other part of the inside of the Building, without the prior written consent of the Landlord.

4.             No contract of any kind with any supplier of towels, water, ice, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, or other like service shall be entered into by Tenant, nor shall any vending machine of any kind be installed in the Building without the prior written consent of Landlord.

5.             Landlord shall have the right to prescribe the weight, size and position of all safes and other bulky or heavy equipment and all freight brought into the Building by any tenant and the time of moving the same in and out of the Building. All such moving shall be done under the supervision of Landlord. Landlord will not be responsible for loss of or damage to any such equipment or freight from any cause; but all damage done to the Building by moving or maintaining any such equipment or freight shall be repaired at the expense of Tenant. All safes shall stand on a base of such size as shall be designated  by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease which these Rules and Regulations are a part.

6.              No machinery of any kind or articles of unusual weight or size will be allowed in the Building, without the prior written consent of Landlord. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Landlord’s judgment, to absorb and prevent vibration, noise and annoyance to other tenants.

7.              No additional or different lock or locks shall be placed by tenant on any door in the Building, without the prior written consent of Landlord which shall not be unreasonably withheld. Two keys will initially be furnished to Tenant by Landlord; two additional keys will be supplied to Tenant by Landlord upon request, without charge; any additional keys requested by Tenant shall be paid for by Tenant. Tenant, its agents and employees, shall not have any duplicate key made. All keys to doors and washrooms shall be returned to Landlord on or before the Termination Date, and, in the event of a loss of any keys furnished, Tenant shall pay Landlord the cost thereof.

8.             Tenant shall not employ any person or persons for the purpose of cleaning the Premises, without the prior written consent of Landlord. Landlord shall not be responsible to tenant for any loss of property from the Premises however occurring, or for any damage done to the effects of Tenant by such janitors or any of its employees, or by any other person or any other cause.

9.             No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises.

10.           The requirements of Tenant will be attended to only upon application at the office of Landlord. Employees of Landlord shall not perform any work for Tenant or do anything outside of their regular duties, unless under special instructions from Landlord.

11.           The premises shall not be used for lodging or sleeping purposes, and cooking therein is prohibited.

12.          Tenant shall not: conduct, or permit any other person to conduct, any auction upon the Premises; manufacture or store goods, wares or merchandise upon the Premises, without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business; permit the Premises to be used for gambling; make any unusual noises in the Building; permit to be played any musical instrument in the Premises; permit to be played any radio, television, recorded or wired music in such a loud manner as to disturb or annoy other tenants; or permit any unusual odors to be produced upon the Premises.

13.           Between 6:00 P.M. and 8:00 A.M. on weekdays, after 1:00 P.M. on Saturday, and all day Sunday and Building Holidays, the building is closed. (But Tenant shall have access to and use of its Leased Premises as provided in the Lease).

14.           Other than signs as permitted in the Lease, no awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the premises, without the prior written consent of Landlord. Such curtains, blinds and shades must be or a quality, type, design, and color, and attached in a manner approved by Landlord.

15.           Canvassing, soliciting and peddling in the Building, are prohibited, and Tenant shall cooperate to prevent the same.

16.           There shall not be used in the Premises or in the Building either by Tenant or by others in the delivery or receipt of merchandise, supplies or equipment, any hand trucks except those equipped with rubber tires and side guards. No hand trucks will be allowed in passenger elevators.

17.           Each tenant before closing and leaving the Premises, shall ensure that all entrance doors are locked.

18.           Landlord shall have the right to prohibit any advertising by Tenant which in Landlord’s reasonable opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

19.           Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder including, but not limited to, to the following rights which are reserved to Landlord for its purposes in operating the Building: (a) the exclusive right to the use of the name of the Building for all purposes, except that Tenant may use the name of its business address and for no other purpose; (b) the right to change the name or address of the Building, without incurring any liability to Tenant for so doing;; (c) the exclusive right to use or dispose of the use of the roof of the Building (except as provided in its Lease); (e) the right to limit the space on the directory of the Building to be allotted Tenant (but not less than Tenant’s proportionate share of the Building) except that should an electronic directory be used, Tenant shall be solely displayed on the initial screen of the Directory and there shall be no limit to space used in the directory; (f) the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

20.           Tenant shall list articles to be taken from the Building (other than those taken out in the usual course of business of Tenant) on Tenant’s letterhead, or a blank which will be furnished by Landlord. Such list shall be presented at the office of the Building for approval before such articles are taken from the Building.

21.           Tenant shall have the non-exclusive right to use in common with Landlord and other tenants of the Building and their employees and invitees the parking area provided by Landlord for the parking of passenger automobiles, other than parking spaces specifically allocated to others by Landlord. Landlord may issue parking permits, install a gate system, and impose any other system as Landlord deems necessary for the use of the parking area. Tenant agrees that it and its employees and invitees shall not park their automobiles in parking spaces allocated to others by Landlord and shall comply with such rules and regulations for use of the parking spaces allocated to others by Landlord and shall comply with such rules and regulations for use of the parking area as Landlord may from time to time prescribe. Landlord shall not be responsible for any damage to or theft of any vehicle in the parking area and shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the parking area. Landlord reserves the right to change any existing or future parking area, roads or driveways, and may make any repairs or alterations it deems necessary to the parking area, roads and driveways and to temporarily revoke or modify the parking rights granted to Tenant hereunder.

22.           Tenant shall not use the Premises or permit the Premises to be used for the sale of food or beverages.

23.           Smoking within the common areas of the Building (including common hallways, stairwells and lavatories) is strictly prohibited. Landlord shall be authorized to prohibit smoking within tenants’ leased suites even if such prohibition is not required by applicable laws governing the Building. Landlord shall be further authorized to prohibit smoking by any specific tenant within its leased premises if Landlord receives complaints from any other tenants that they find such smoking to be offensive.